Exhibit 10.13





                                    FORM OF


                           PROPERTY LEASE AGREEMENT

                                by and between

                       PSLT-BLC _________________, LLC,

                     a Delaware limited liability company,

                                 as Landlord,

                                      and

                       BLC - ____________________, LLC,

                     a Delaware limited liability company,

                                   as Tenant

                                  Dated as of

                          ____________________, 2004

                                      TABLE OF CONTENTS
1.    Definitions..........................................................................1
2.    Leased Property.....................................................................16
3.    Condition of Leased Property........................................................16
4.    Term................................................................................16
      (a)    Initial Term.................................................................16
      (b)    Renewal Terms................................................................16
5.    Rent................................................................................17
      (a)    Rent.........................................................................17
      (b)    Base Rent....................................................................17
      (c)    Additional Rent..............................................................17
      (d)    Additional Debt Service Costs................................................17
      (e)    **[Ground Lease Payments.....................................................17
      (f)    Consent Expenses.............................................................18
      (g)    Late Charge; Interest........................................................18
      (h)    Payment without Abatement....................................................18
6.    Holding Over........................................................................18
7.    Use of Leased Property; Compliance With Legal Requirements and Other Requirements...19
      (a)    Intended Use.................................................................19
      (b)    Legal Requirements, Insurance Requirements, Facility Mortgage Requirements
             and Other Requirements.......................................................19
      (c)    Compliance with Third Party Payor Program Requirements.......................19
      (d)    Landlord to Grant Easements, Etc.............................................19
      (e)    Landlord's Receipt Of Third Party Payor Program Reimbursements...............20
8.    Tenant's Covenant to Repair.........................................................20
      (a)    Repair and Maintenance.......................................................20
      (b)    Related Personal Property....................................................20
9.    No Landlord Repair Obligations......................................................21
10.   Surrender...........................................................................21
      (a)    Surrender of Leased Property.................................................21
      (b)    Transfer of Licenses and Permits.............................................21
      (c)    Apportionment of Impositions, Insurance Premiums and the Minimum
             Capital Additions Amount.....................................................21
11.   Capital Additions...................................................................22
      (a)    Construction of Capital Additions............................................22
      (b)    Non-Capital Additions........................................................22
      (c)    Capital Additions Financed by Landlord.......................................22
      (d)    Disbursement of Capital Addition Allowances..................................23
      (e)    Capital Addition Allowances Added to Lease Basis.............................24
12.   Utilities and Other Services........................................................25
13.   Performance by Landlord of Tenant's Obligations.....................................25
      (a)    Landlord's Self Help.........................................................25
      (b)    Landlord's Inspections.......................................................25
14.   Entry...............................................................................26
15.   Assignment, Subletting and Liens....................................................26



                                              i

      (a)    Transfers Prohibited Without Consent.........................................26
      (b)    Adequate Assurances..........................................................27
      (c)    Permitted Subleases..........................................................27
      (d)    Intentionally Omitted........................................................27
      (e)    Liens........................................................................27
16.   Impositions.........................................................................27
17.   Casualty............................................................................28
      (a)    Restoration and Repair.......................................................28
      (b)    Unavailability of Proceeds...................................................28
      (c)    Termination of Lease by Tenant...............................................29
      (d)    Escrow of Insurance Proceeds.................................................30
      (e)    Uninsured Losses.............................................................30
18.   Insurance...........................................................................30
      (a)    Insurance By Tenant..........................................................30
      (b)    Landlord as Additional Insured and/or Loss Payee.............................33
      (c)    Carriers and Features........................................................34
      (d)    Failure to Procure Insurance.................................................34
      (e)    Intentionally Omitted........................................................34
      (f)    Indemnification of Landlord..................................................34
19.   Environmental Matters...............................................................35
      (a)    Tenant's Covenant............................................................35
      (b)    Clean-Up.....................................................................35
      (c)    Indemnification..............................................................36
      (d)    Notice.......................................................................36
20.   Costs and Attorneys' Fees...........................................................36
21.   Default; Remedies...................................................................37
      (a)    Default......................................................................37
      (b)    Remedies.....................................................................39
22.   Landlord's Default; Landlord's Right to Dispute.....................................41
      (a)    Landlord Default.............................................................41
      (b)    Landlord's Right to Dispute..................................................41
      (c)    Tenant Right to Cure Facility Mortgage Default...............................41
23.   Condemnation........................................................................41
      (a)    Complete Taking..............................................................41
      (b)    Partial Taking...............................................................42
      (c)    Award........................................................................42
      (d)    Notices......................................................................42
24.   Reports and Statements..............................................................42
25.   Additional Covenants of Tenant......................................................44
      (a)    Indebtedness of Tenant.......................................................44
      (b)    Management of Leased Property; Joinder by Manager............................44
      (c)    Landlord Lien................................................................45
      (d)    Capital Additions............................................................45
      (e)    Capital Additions Reserve....................................................45
      (f)    Operation of the Facility....................................................46
26.   Permitted Contests..................................................................46



                                             ii

27.   Notices of Commencement of Construction.............................................46
28.   Limitation on Liability of Landlord and Tenant......................................47
29.   "Net" Lease/No Impairment...........................................................47
      (a)    "Net" Lease..................................................................47
      (b)    No Affect or Impairment......................................................47
30.   Representations and Warranties......................................................48
      (a)    Representations of Tenant....................................................48
      (b)    Representations of Landlord..................................................48
31.   Notices.............................................................................49
32.   No Waiver...........................................................................51
33.   Quiet Enjoyment.....................................................................51
34.   Intentionally deleted...............................................................51
35.   Subordination, Non-Disturbance and Attornment.......................................51
36.   Brokers.............................................................................51
37.   Invalidity..........................................................................52
38.   Counterparts........................................................................52
39.   Memorandum of Lease.................................................................52
40.   Cumulative..........................................................................52
41.   Governing Law.......................................................................52
42.   Successors and Assigns; Relationship................................................52
43.   Entire Agreement....................................................................52
44.   Survival............................................................................52
45.   Estoppel Certificates...............................................................52
46.   Time................................................................................53
47.   Captions and Headings...............................................................53
48.   Waiver of Jury Trial................................................................53
49.   Signage.............................................................................53
50.   Lease Guaranty......................................................................53
51.   Intentionally Omitted...............................................................53
52.   Public Offering Information; Delivery of Information................................53
53.   Appraisal Procedure.................................................................54
54.   Facility Mortgages..................................................................55
      (a)    Cooperation in Obtaining Replacement Facility Mortgages......................55
      (b)    Compliance With Facility Mortgages...........................................55
      (c)    Escrow Reserve Accounts Under Facility Mortgages.............................56
55.   Escrows Held by Facility Mortgagee..................................................56

                                   EXHIBITS:
                                   ---------

Exhibit A  Legal Description
Exhibit B  Memorandum of Lease
Exhibit C  Subordination Agreement
Exhibit D  Lease Guaranty

                           PROPERTY LEASE AGREEMENT
                           ------------------------

      THIS PROPERTY LEASE AGREEMENT (the "Lease") is made as of this ___ day of _________ 2004, by and between PSLT-BLC ________________________, LLC, a
Delaware limited liability company, as landlord ("Landlord") and BLC-_________________, LLC, a Delaware limited liability company, as tenant ("Tenant"), and is joined into for certain limited purposes by BROOKDALE PROVIDENT MANAGEMENT, LLC, a Delaware limited liability company ("Manager").

      In consideration of the mutual promises and agreements herein contained, the parties agree as follows:

1. Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Paragraph shall have the meanings assigned to them in the Paragraph and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (iii) all references in this Lease to designated "Paragraphs" or "Subparagraphs" and other subdivisions are to the designated Paragraphs, Subparagraphs and other subdivisions of this Lease, and (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Paragraph or Subparagraph or other subdivision.

            "Additional Debt Service Costs" shall mean, with respect to any Brookdale Requested Refinancing:

            (i) with respect to the Brookdale Requested Refinancing Basis or the Brookdale Requested Second Financing Basis, as the case may be, an amount equal to the amount, if any, calculated on a monthly basis, by which (x) the monthly debt service (i.e., principal and interest payments) payable under any such Brookdale Requested Refinancing and allocable to the Brookdale Requested Refinancing Basis or the Brookdale Requested Second Financing Basis, as applicable (calculated by multiplying the aggregate debt service (i.e., principal and interest payments) payable under the Brookdale Requested Refinancing by a fraction, the numerator of which shall be the Brookdale Requested Refinancing Basis or the Brookdale Requested Second Financing Basis, as applicable, and the denominator of which shall be the sum of (A) the aggregate amount of the Brookdale Requested Refinancing plus (B) the aggregate amount of the Financing Costs in connection with such Brookdale Requested Financing), exceeds (y) one-twelfth (1/12th) of the product of (A) the Lease Rate (as of the date of determination) multiplied by (B) the Brookdale Requested Refinancing Basis or the Brookdale Requested Second Financing Basis, as the case may be; and

            (ii) with respect to the remaining portion (such amount, the "Base Refinancing Proceeds") of the Brookdale Requested Refinancing (i.e., the portion of the Brookdale Requested Refinancing equal to the difference between (x) the sum of (A) the aggregate amount of the Brookdale Requested Refinancing plus (B) the aggregate amount of the Financing Costs in connection with such Brookdale Requested Refinancing) minus (y) the Brookdale Requested Refinancing Basis):

                  (x) if and only if such Brookdale Requested Refinancing is requested by BLC Holdings pursuant to Paragraph 12(c) of the Agreement Regarding Leases, the positive excess of (A) the monthly debt service (i.e., principal and interest payments) that is payable under the applicable Brookdale Requested Refinancing with respect to the Base Refinancing Proceeds (calculated by multiplying the aggregate debt service (i.e., principal and interest payments) by a fraction, the numerator of which is the Base Refinancing Proceeds and the denominator of which is the sum of (1) the aggregate amount of the Brookdale Requested Refinancing plus (2) the aggregate amount of Financing Costs in connection with such Brookdale Requested Financing) over (B) the debt service (i.e., principal and interest payments) that was payable under the entire Facility Mortgage prior to the closing of the applicable Facility Mortgage Refinancing; and

                  (y) with respect to the Base Refinancing Proceeds in cases in which PSLT-BLC Holdings delivered a Refinancing Notice (as defined in the Agreement Regarding Leases) to BLC Holdings under Paragraph 12(b) of the Agreement Regarding Leases and BLC Holdings exercises its option to obtain a portion of the proceeds of the proposed Facility Mortgage Refinancing, an amount equal to the excess, if any, between (A) the monthly debt service (i.e., principal and interest payments) that is payable under the applicable Brookdale Requested Refinancing with respect to the Base Refinancing Proceeds (calculated by multiplying the aggregate debt service (i.e., principal and interest payments) by a fraction, the numerator of which is the Base Refinancing Proceeds and the denominator of which is the sum of (1) the aggregate amount of the Brookdale Requested Refinancing plus (2) the aggregate amount of Financing Costs in connection with such Brookdale Requested Financing) over (B) the debt service (i.e., principal and interest payments) that would have been payable with respect to the same amount of loan proceeds (i.e., the Base Refinancing Proceeds) under the Proposed Financing Terms, if BLC Holdings had not exercised its option under Paragraph 12(b) of the Agreement Regarding Leases and Landlord had closed such Facility Mortgage Refinancing on the Proposed Financing Terms.

      "Additional Rent" shall have the meaning given to such term in Paragraph 5(c).

      "Affiliate" shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership, any general partner in such partnership or any limited partner holding, directly or indirectly, fifty percent (50%) or more of the partnership interests in such partnership; (ii) in the case of any such Person which is a limited liability company, the managing member of such limited liability company or any other member of such limited liability company holding, directly or indirectly, fifty percent (50%) or more of the membership interests in such company; (iii) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (i) and (ii); (iv) any other Person who is an officer, director or trustee of, or partner holding, directly or indirectly, fifty percent (50%) or more of the partnership, membership or stock interests in, such Person or any Person referred to in the preceding clauses (i), (ii) and (iii); and (v) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (i) through (iv).

      "Affiliate Transfer" shall have the meaning given to such term in the Agreement Regarding Leases.

      "Agreement Regarding Leases" means that certain Agreement Regarding Leases dated as of the date hereof by and between PSLT-BLC Holdings and BLC Holdings.

      "Annual Increase" shall mean:

            (a) with respect to the calendar year commencing on January 1, 2006, an amount equal to the lesser of (i) 1.03 and (ii) one (1) plus the product of four (4) times the percentage increase in the Consumer Index (expressed as a decimal) as of January 1, 2006 (or the next preceding determination date) over the Base CPI Index; and

            (b) with respect to each calendar year thereafter (commencing on January 1st of each such calendar year) during the Term (including any Renewal Term), an amount equal to the lesser of (i) 1.03 and (ii) one
      (1) plus the product of four (4) times the percentage increase in the Consumer Index (expressed as a decimal) as of January 1st of such calendar year (or the next preceding determination date) over the Consumer Index that was applicable on January 1st of the immediately preceding calendar year;

            provided, however, that in no event shall the Annual Increase for any Lease Year be less than 1.0.

      "Applicable Floating Rate Index" shall mean the applicable interest rate index (i.e., LIBOR, Prime or BMA) upon which the floating interest rate is based under: (a) the Existing Facility Mortgage or (b) any Brookdale Requested Refinancing.

      "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a complete or partial Condemnation of the Leased Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred in connection with obtaining any such award).

      "Base CPI Index" shall mean the Consumer Index on the date hereof or the determination date immediately prior to the date hereof.

      "Base Floating Rate Index" shall mean (i) with respect to the Existing Facility Mortgage, ___% per annum,(1) and (ii) with respect to any Brookdale Requested Refinancing, the Applicable Floating Rate Index in effect on the date of the closing of such Brookdale Requested Refinancing.(2)



-----------------
(1) To be completed with the average value for the 2004 calendar-year-to-date prior to the execution of the LOI. A list of the Base Floating Rate Indexes
(to be inserted into each of the applicable Property Leases) for each of the Brookdale Properties with Floating Rate Loans is annexed hereto as Schedule 1.
(2) With respect to the two (2) mortgage loans affecting the Devonshire property and listed on Schedule 1 annexed hereto, this definition shall be revised to reflect the fact that the floating interest rate on such loans may be based on either of two (2) indexes (LIBOR or Prime).

      "Base Rent" shall mean:

            (a) During the first month of the initial Lease Year, an amount equal to $__________________.

            (b) During each subsequent month during the Term, including any Renewal Term, an amount equal to one-twelfth (1/12th) of the sum of (i) the product of (A) the Lease Basis (as of the date of determination), multiplied by (B) the Lease Rate (as of the date of determination), plus
      (ii) the Floating Rate Adjustment, if applicable.

      "BLC Holdings" shall mean Brookdale Provident Properties, LLC, a Delaware limited liability company.

      "Bond Documents" shall mean, with respect to any Facility Mortgage that is structured as a bond financing, any and all documents evidencing, securing or otherwise entered into in connection with the outstanding obligations to the applicable issuer.

      "Brookdale Requested Refinancing" shall have the meaning given to such term in the Agreement Regarding Leases.

      "Brookdale Requested Refinancing Basis" shall have the meaning given to such term in the Agreement Regarding Leases.

      "Brookdale Requested Second Financing Basis" shall have the meaning given to such term in the Agreement Regarding Leases.

      "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which the Federal Reserve system is authorized by law or executive action to close.

      "Capital Accretion Amounts" shall mean the sum of all of the following amounts made by Landlord through the date of determination: (1) Capital Addition Allowances, (2) Mandatory Capital Addition Allowances, (3) any Brookdale Requested Refinancing Basis and (4) any Brookdale Requested Second Financing Basis.

      "Capital Addition" shall mean one or more new buildings, or one or more additional structures annexed to any portion of the Leased Improvements with respect to the Leased Property, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land during the Term, including the construction of a new wing or new story, the renovation of existing improvements on the Leased Property in order to provide a functionally new facility needed to provide services not previously offered, or any expansion, construction, renovation or conversion in order to increase the number of units of the Facility, to change the purpose for which such units are utilized or to improve materially the quality of the Facility, or any related improvement whose cost would be treated as a capital expenditure under GAAP.

      "Capital Addition Allowance" shall have the meaning set forth in Paragraph 11(d).

      "Capital Additions Cost" shall mean the cost of any Capital Addition made to the Facility in accordance with the terms of this Lease. Such cost shall include, but not be limited to, the following: (i) the cost of construction of the Capital Addition, including site preparation and improvement, materials, labor, supervision, developer and administrative fees, legal fees, and costs of related design, engineering and architectural services, the cost of any fixtures, the cost of equipment and other personalty, the cost of construction financing (including, but not limited to, capitalized interest) and other miscellaneous costs approved by Landlord, which approval shall not be unreasonably withheld or delayed, (ii) if agreed to by Landlord in writing, in advance, the cost of any land (including all related acquisition costs incurred by Tenant) contiguous to the Facility to which such additional land is to become a part for the purpose of placing thereon a Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same; (iii) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction; (iv) title insurance charges; (v) reasonable attorneys' fees and expenses; (vi) filing, registration and recording taxes and fees; (vii) documentary stamp or transfer taxes, and (viii) all actual and reasonable costs and expenses of Tenant incurred in connection with such Capital Addition; provided, however, that in no event shall the direct or indirect costs of any employees of Tenant be deemed a Capital Additions Cost (other than construction management agreements that are arms-length and have market terms).

      "Capital Additions Reserve" shall have the meaning given to such term in Paragraph 25(d).

      "Casualty" shall have the meaning given to such term in Paragraph 17(a).

      "Change of Control" shall have the meaning given to such term in the Agreement Regarding Leases.

      "Claims" shall have the meaning given to such term in Paragraph 26.

      "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

      "Commencement Date" shall mean the date of this Lease.

      "Condemnation" shall mean, with respect to the Leased Property, (i) the exercise of any governmental power with respect to the Leased Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation; (ii) a voluntary sale or transfer of the Leased Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending; and (iii) a taking or voluntary conveyance of all or part of the Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property, whether or not the same shall have actually been commenced.

      "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

      "Consumer Index" shall mean the Consumer Price Index for all Urban Consumers (CPI-U), U.S. City Average, All Items Less Food and Energy (1982-1984=100) as published by the Bureau of Labor Statistics of the U.S. Department of Labor, or if it ceases publication, a successor index measuring the price of comparable market basket of consumer goods published by the United States or any agency or department thereof.

      "Date of Taking" shall mean the date the Condemnor has the right to possession of the Leased Property, or any portion thereof, in connection with a Condemnation.

      "Default" shall mean any event or condition that, with the giving of notice and/or lapse of time, may ripen into an Event of Default.

      "Entity" shall mean any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association.

      "Environment" shall mean soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata, ambient air and the indoor environment.

      "Environmental Laws" shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, Remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, Releases or threatened Releases, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

      "Equity Transfer" shall have the meaning given to such term in Paragraph 6(c) of the Agreement Regarding Leases.

      "Escrow Agent" shall have the meaning given to such term in Paragraph
17(b).

      "Event of Default" shall have the meaning given to such term in Paragraph 21(a).

      "Existing Facility Mortgage" means the Facility Mortgage in effect on the Commencement Date.

      "Expiration Date" shall have the meaning given to such term in Paragraph 4(a), as the same may be extended pursuant to Paragraph 4(b).

      "Extraordinary Capital Expenditures" shall mean expenditures incurred in connection with Capital Additions to the Facility which are not contemplated by the then current capital budget and other non-recurring expenditures incurred by Tenant with respect to the Facility that are not ordinary course repair and maintenance items.

      "Facility" shall mean the independent and/or assisted living facility being operated or proposed to be operated on the Leased Property.

      "Facility Mortgage" shall mean any encumbrance securing the repayment of indebtedness (and including any obligations in connection with credit enhancement) now or hereafter placed upon the fee simple interest [PONCE DE
LEON: ground leasehold interest] in the Leased Property, together with all other documents and instruments evidencing or securing the indebtedness secured thereby.

      "Facility Mortgage Requirements" shall mean all covenants, agreements, restrictions and encumbrances contained in the Existing Mortgage or any future Facility Mortgage in effect from time to time, other than any covenants and agreements with respect to the payment of the Indebtedness secured thereby.

      "Facility Mortgage Refinancing" shall have the meaning given to such term in the Agreement Regarding Leases.

      "Facility Mortgagee" shall mean the holder of a Facility Mortgage.

      "Facility State" shall mean the State in which the Facility is located.

      "Fair Market Lease Rate" shall mean, as determined by agreement between Landlord and Tenant or, failing agreement and upon demand by either party, the appraisal procedures set forth in Paragraph 53, a percentage per annum that, when multiplied by the Lease Basis in effect at the commencement of the first Renewal Term or the second Renewal Term, as the case may be, equals an amount that an uncompelled, willing tenant would pay, and an uncompelled, willing landlord would accept, at arm's length, for leasing of the Leased Property for the first Renewal Term or the second Renewal Term, as the case may be, taking into account all other terms of this Lease and the Agreement Regarding Leases. In addition to such other market factors as may be applicable in determining the Fair Market Lease Rate, the Fair Market Lease Rate shall be determined on the basis, and on the assumptions, that the Leased Property is in material compliance with any and all Legal Requirements and Insurance Requirements and has in full force and effect, for the benefit of the aforesaid tenant, the Facility and the Leased Property, any and all necessary or appropriate material permits, approvals and licenses necessary or advisable for use of the Facility in accordance with the Intended Use.

      "Fair Market Value" shall mean, as determined by agreement between Landlord and Tenant or, failing agreement and upon demand by either party, the appraisal procedures set forth in Paragraph 53, the amount that an uncompelled, willing buyer would pay, and an uncompelled, willing seller would accept, at arm's length, for a fee simple interest in the Leased Property [PONCE DE LEON: ground leasehold interest in the Leased Property], including all Capital Additions thereto and all Related Personal Property. In addition to such other market factors as may be applicable in determining the Fair Market Value, the Fair Market Value shall be determined on the basis, and on the assumptions, that, (i) the Leased Property is unencumbered by this Lease or the Agreement Regarding Leases, (ii) the Leased Property is in material compliance with any and all applicable laws, codes, ordinances and regulations and other Legal Requirements, and (iii) the Leased Property, for the benefit of the aforesaid buyer, has in full force and effect any and all necessary or appropriate material permits, approvals, licenses, and other consents comparable to those necessary or advisable for use thereof in accordance with its Intended Use.

      "Floating Rate Adjustment" shall mean an amount, computed on a monthly basis, equal to the product of (a) the Percentage Change in the Applicable Floating Rate Index used in connection with the Existing Facility Mortgage or any Brookdale Requested Refinancing, multiplied by (b) the outstanding principal amount (as of the date of determination) of either (i) any floating rate Existing Facility Mortgage or (ii) any floating rate Brookdale Requested Refinancing, whichever is in place on the date of determination; provided, however, that (x) the Floating Rate Adjustment shall not apply to the calculation of Base Rent after the maturity date of the Existing Facility Mortgage or any Brookdale Requested Refinancing, and (y) in determining the Percentage Change in the Applicable Floating Rate Index, in no event shall the Applicable Floating Rate Index as of the date of determination equal an amount greater than the strike price under any applicable interest rate cap agreement purchased in connection with the Existing Facility Mortgage or a Brookdale Requested Refinancing, as the case may be.

      "GAAP" shall mean generally accepted accounting principles, consistently applied, and being principally derived from promulgations of The Financial Accounting Standards Board and The American Institute of Certified Public Accountants, or their successors.

      "Government Agency" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the Facility State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Landlord or Tenant or the Leased Property or any portion thereof or the Facility operated thereon.

      "Ground Lease" shall mean _________________________. [For Ponce de Leon only].

      "Ground Rents" shall have the meaning given to such term in Paragraph 5(f). [For Ponce de Leon only].

      "Guarantor" shall mean the Person that is the "guarantor" under the Guaranty of Agreement Regarding Leases. The initial Guarantor is Brookdale Living Communities, Inc. (formerly known as BLC Senior Holdings, Inc.).

      "Guaranty" shall mean that certain Guaranty of Agreement Regarding Leases made by Guarantor in favor of PSLT-BLC Holdings in the form of Exhibit D annexed to the Agreement Regarding Leases.

      "Hazardous Materials" shall mean any substance (whether solid, liquid or gaseous in nature):

            (a) the presence of which requires or may hereafter require notification or Remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or

            (b) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

            (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or

            (d) the presence of which on the Leased Property causes or reasonably threatens to cause a violation of Environmental Laws upon the Leased Property or to adjacent properties or poses or reasonably threatens to pose a hazard to the health or safety of persons on or about the Leased Property; or

            (e) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

            (f) without limitation, which contains polychlorinated biphenyls
      (PCBs) or asbestos or urea formaldehyde foam insulation; or

            (g) without limitation, which contains or emits radioactive particles, waves or material; or

            (h) without limitation, constitutes Regulated Medical Wastes.

      "Immediate Family" shall mean, with respect to any individual, such individual's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

      "Impositions" shall mean all taxes (including, without limitation, all taxes imposed under the laws of the Facility State, as such laws may be amended from time to time, and all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property or additional federal and state taxes, interest or penalties, arising out of the Leased Property's non-compliance with Legal Requirements), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon
(a) Landlord's interest in the Leased Property, (b) the Leased

Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant, and shall include any tax being contested during the period that such taxes are being contested, which tax, and any interest and penalties attributable thereto, shall nevertheless be treated as a Claim within the meaning of Paragraph 25; provided, however, that nothing contained herein shall be construed to require Tenant to pay, and the term "Impositions" shall not include: (i) any tax based on the net income of the Landlord, except for federal and state taxes arising out of non-compliance with Legal Requirements,
(ii) any net revenue tax of Landlord, (iii) any transfer fee or other similar tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or any portion thereof or the proceeds thereof, (iv) any single business, gross receipts, transaction privilege, rent or similar taxes (other than a commercial rent, sale, use or occupancy type tax or tax imposed with respect to the rental or occupancy of the Leased Property) as the same relate to or are imposed upon Landlord, (v) taxes attributable to a period after the expiration or earlier termination of the Initial Lease Term or any Renewal Term (if applicable), (vi) taxes, interest, penalties and additions to tax imposed solely as a result of the failure of the Landlord to duly file any tax return required to be filed by Landlord,
(vii) taxes imposed solely as a result of the Landlord's breach of any covenant or the inaccuracy of any representation or warranty of the Landlord in any of the Operative Documents, (viii) taxes imposed on Landlord to the extent that Landlord receives a credit (or otherwise has a reduction in liability for such taxes) in respect of such taxes, (ix) taxes resulting from the gross negligence or willful misconduct of the Landlord, (x) taxes to the extent that such taxes would have been imposed on the Landlord in the absence of any of the transactions contemplated by the Operative Documents, (xi) taxes imposed on any transferee of Landlord pursuant to the laws in effect at the time of the transfer to such transferee, to the extent such tax exceeds the amount of such tax indemnified against hereunder that would have been imposed on the transferor, (xii) taxes imposed by ERISA or Section 4975 of the Internal Revenue Code to the extent resulting from any act or omission of Landlord or its Affiliates, and (xiii) withholding taxes imposed on payments to non-U.S. persons. Impositions shall include interest, penalties and additions to taxes only to the extent that the taxes to which such items relate are treated as Impositions hereunder. Any refund of taxes or other items that are treated as Impositions hereunder shall be for the benefit of Tenant. References to Landlord as contained in this definition of Impositions shall include, as applicable, Affiliates of Landlord, and references to the "Operative Documents" shall mean the Lease and the Agreement Regarding Leases. Notwithstanding any other provision hereof to the contrary, Impositions shall not include any taxes arising as a result of any failure of Landlord (or any Affiliate) to qualify as a real estate investment trust for federal income tax purposes, or under any corresponding state or local tax law.

      "Improvements" shall have the meaning given such term in Paragraph 2.

      "Initial Term" shall have the meaning given to such term in Paragraph
4(a).

      "Inspection Report" shall have the meaning given to such term in Paragraph 13(b).

      "Insurance Requirements" shall mean all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

      "Intended Use" shall have the meaning given such term in Paragraph 7(a).

      "Land" shall have the meaning given such term in Paragraph 2.

      "Landlord" shall have the meaning given such term in the preamble to this Lease.

      "Landlord Capital Addition" shall have the meaning given to such term in Paragraph 11(c).

      "Lease" shall mean this Property Lease Agreement including the Exhibits attached hereto, as it and they may be amended from time to time as herein provided.

      "Lease Basis" shall mean $______________(3) as of the date of this Lease,(4) as such amount shall be (a) increased from time to time in accordance with the terms of this Lease and the Agreement Regarding Leases by the amount of any Capital Accretion Amounts or otherwise as expressly provided herein or therein, and (b) decreased from time to time in connection with the receipt by Landlord of (i) any Awards in any Condemnation in accordance with Paragraph 23, and (ii) the amount of any payment made (other than in connection with any third party claims) by Guarantor under the indemnity provisions set forth in Article 8 of that certain Stock Purchase Agreement dated as of June __, 2004, among Fortress Brookdale Acquisition LLC, Provident Senior Living Trust and BLC Senior Holdings, Inc., to the extent such payment relates specifically to the Leased Property, or, if any such payment under said indemnification provisions relates to more than one (1) Leased Property or does not relate to any particular Leased Property (or Leased Properties), then the amount of any such indemnity payment shall be divided ratably across the Facilities (as defined in the Agreement Regarding Leases); provided, however, that during each Renewal Term, the Lease Basis shall mean, as determined in accordance with the provisions of Paragraph 3(b) of the Agreement Regarding Leases, an amount equal to the greater of: (x) the Lease Basis for the immediately preceding calendar month and (y) the Fair Market Value of the Leased Property, as such amounts in (x) and (y) above shall be
(A) increased from time to time in accordance with the terms of this Lease and the Agreement Regarding Leases by the amount of any Capital Accretion Amounts, and (B) decreased from time to time in connection with the receipt by Landlord of any Awards in any Condemnation in accordance with Paragraph 23.

      "Lease Guarantor" shall mean the Person that is the "guarantor" under the Lease Guaranty. The initial Lease Guarantor is Brookdale Provident Properties, LLC.

      "Lease Guaranty" shall mean that certain guaranty made by Lease Guarantor in favor of Landlord in the form of Exhibit D annexed hereto.



-----------------
(3) The list of the Lease Basis for each of the Brookdale Properties is attached hereto as Schedule 2. The amounts set forth on Schedule 2 are the amounts, subject to adjustment as set forth in footnote 3 hereof, that will be inserted into each Property Lease for the Brookdale Sale-Leaseback transaction.

(4) This amount will include the amount, if any, of any deferred maintenance items or necessary capital expenditures identified during the due diligence period which Tenant elects under the Stock Purchase Agreement to have Landlord finance for Tenant during the Term of this Lease.

      "Lease Rate" shall mean:

      (a) initially, 8.10%;

      (b) commencing on January 1, 2006, and for each month thereafter during the Lease Year commencing on such date, the product of (i) 8.10% times (ii) the Annual Increase applicable on January 1, 2006;

      (c) commencing on January 1, 2007 and on January 1st of each Lease Year thereafter during Initial Term, the product of (i) the Lease Rate in effect during December of the immediately preceding Lease Year, times (ii) the Annual Increase applicable for the Lease Year commencing on such date;

      (d) on the first month of the first Renewal Term, the greater of: (x) the Lease Rate in effect during the last calendar month of the Initial Term times the Annual Increase in effect for the first month of the first Renewal Term, and (y) the Fair Market Lease Rate, as the same shall be increased by the Annual Increase on January 1st of each calendar year after the first Lease Year of the first Renewal Term by multiplying (A) the applicable Lease Rate in effect during December of the immediately preceding Lease Year, times (B) the Annual Increase in effect for the Lease Year commencing on such date; and

      (e) on the first month of the second Renewal Term, the greater of: (x) the Lease Rate in effect during the last calendar month of the first Renewal Term times the Annual Increase in effect for the first month of the second Renewal Term, and (y) the Fair Market Lease Rate, as the same shall be increased by the Annual Increase on January 1st of each Lease Year after the first Lease Year of the second Renewal Term by multiplying (A) the applicable Lease Rate in effect during December of the immediately preceding Lease Year, times (B) the Annual Increase in effect for the Lease Year commencing on such date.

      "Lease Year" shall mean each twelve month period commencing on January 1st during the Term, provided that the first Lease Year shall be the period of time from the Commencement Date through December 31, 2005.

      "Leased Property" shall have the meaning given to such term in Paragraph
2.

      "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (i) all permits, licenses, certificates of need, authorizations and regulations necessary to operate the Leased Property for the Intended Use, and (ii) all requirements of any Third Party Payor Programs.

      "Lien" shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of any property or assets for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to payment of its general creditors.

      "Mandatory Capital Addition Allowance" shall have the meaning given to such term in the Agreement Regarding Leases.

      "Management Agreement" shall mean that certain Management Agreement of even date herewith by and between Tenant and Manager.

      "Manager" shall mean the Person that is the "manager" under a management agreement pursuant to the terms of Paragraph 25(b). The initial Manager is Brookdale Provident Management, LLC, a Delaware limited liability company.

      "Mandatory Capital Addition" shall have the meaning given to such term in the Agreement Regarding Leases.

      "Minimum Capital Additions Amount" shall have the meaning given to such term in Paragraph 25(d).

      "Minimum Option Purchase Price" shall have the meaning give to such term in the Agreement Regarding Leases.

      "Non-Capital Additions" shall have the meaning given such term in Paragraph 11(b).

      "Notice" shall mean a notice given or received in accordance with Paragraph 31.

      "Officer's Certificate" shall mean a certificate signed by an officer of Tenant (or an officer of the **[manager/managing member]** of Tenant) duly authorized by the **[board of managers/members/board of directors]** of Tenant.

      "Other Requirements" shall mean all covenants, agreements, restrictions and encumbrances contained in any Permitted Encumbrances affecting the Leased Property, other than any Facility Mortgage or Bond Documents.

      "Overdue Rate" shall mean, on any date, a per annum rate of interest equal to the lesser of (i) ten percent (10%) and (ii) the maximum rate then permitted under applicable law, calculated from the date any payment obligation is due (except with respect to payments which are indeterminable prior to notice from Landlord, in which event the Overdue Rate shall be calculated from the 10th day following the date such notice was received).

      "Parent" shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Related Parties, fifty percent (50%) or more of the voting or beneficial interest in such Person, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control such Person.

      "Percentage Change" shall mean the change in the Applicable Floating Rate Index and shall be the difference (positive or negative) obtained by subtracting (i) the Applicable Floating Rate Index as of the date of determination from (ii) the Base Floating Rate Index.

      "Permits and Licenses" shall mean all permits, licenses, certificates of need, provider agreements and other authorizations and approvals required under applicable Legal

Requirements or otherwise maintained by Tenant in connection with the ownership of the Facility for its Intended Use.

      "Permitted Encumbrances" shall mean all rights, restrictions, and easements of record set forth on Schedule B to the owner's title insurance policy and any other matters of record on the date of this Lease, and any other covenants, restrictions, encumbrances or similar instruments as may after the date hereof be granted or caused by Landlord or otherwise consented to in writing by Landlord from time to time and which covenants, restrictions, encumbrances or similar instruments arising after the date hereof (other than Facility Mortgages) have been approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed.

      "Permitted Transfer" shall have the meaning given to such term in the Agreement Regarding Leases.

      "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

      "Pre-existing Condition" shall have the meaning given to such term in Paragraph 51.

      "Proposed Financing Terms" shall have the meaning given to such term in the Agreement Regarding Leases.

      "PSLT-BLC Holdings" shall mean **[PSLT-BLC Properties, LLC]**, a Delaware limited liability company.

      "Regulated Medical Wastes" shall mean all materials generated by Tenant, subtenants, patients, occupants or operators of the Leased Property which are now or may hereafter be subject to regulation pursuant to the Medical Waste Tracking Act of 1988, or any similar Environmental Law promulgated by any Government Agencies.

      "Related Party" shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership, any general partner in such partnership or any limited partner holding, directly or indirectly, ten percent (10%) or more of the partnership interests in such partnership; (ii) in the case of any such Person which is a limited liability company, the managing member of such limited liability company or any member of such limited liability company holding, directly or indirectly, ten percent (10%) or more of the membership interests in such company; (iii) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (i) and (ii); (iv) any other Person who is an officer, director or trustee of, or partner holding, directly or indirectly, ten percent (10%) or more of the partnership, membership or stock interests in, such Person or any Person referred to in the preceding clauses (i), (ii) and (iii); and (v) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (i) through (iv).

      "Related Personal Property" shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, fixtures, movable walls and partitions, equipment and machinery and all other personal property located at the Leased Property or used in Tenant's business at the Leased Property, whether located at the Leased Property on the date hereof or acquired after the date hereof, and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant during the Term; provided, however, that the "Related Personal Property" shall not include the Residents' Personal Property.

      "Release" shall mean the presence, release, spill, emission, leaking, emitting, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials in or into the Environment, including, but not limited to, the movement of Hazardous Materials through the air, soil, surface water or groundwater.

      "Remediation" or "Remediate" shall mean any action to (i) investigate, study, monitor, clean up, remove, treat, respond to or in any other way address Hazardous Materials in the Environment; or (ii) prevent the Release or minimize the further Release of Hazardous Materials.

      "Renewal Term" shall have the meaning given to such term in Paragraph
4(b).

      "Rent" shall mean, collectively, the Base Rent and the Additional Rent.

      "Residents' Personal Property" shall mean such items of furniture, clothing and other personalty that is the property of any of the residents of any of the units at the Leased Property.

      "SEC" shall mean the Securities and Exchange Commission.

      "Subsidiary" shall mean, with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, fifty percent (50%) or more of the voting or beneficial interest, or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

      "Tenant" shall have the meaning given such term in the preamble to this Lease.

      "Term" shall have the meaning given such term in Paragraph 4(b).

      "Third Party Payor Programs" shall mean all third party payor programs in which Tenant presently or in the future may participate, including, without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance programs and employee assistance programs.

      "Third Party Payors" shall mean Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future provides Third Party Payor Programs.

      "Unsuitable for its Intended Use" shall mean a state or condition of the Facility as a whole, such that (i) following any damage or destruction involving the Facility, the Facility cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction, within eighteen (18) months following such damage or destruction or such other longer period of time as to which business interruption insurance is available to fully cover Rent and other costs related to the Facility following such damage or destruction; or (ii) as the result of a partial taking by Condemnation, the Facility or Improvements, as the case may be, cannot be operated, in the good faith judgment of Landlord and Tenant, on a commercially practicable basis for its Intended Use, taking into account, among other relevant factors, the number of usable units, the amount of square footage or the revenues affected by such partial taking.

2. Leased Property. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the conditions hereinafter expressed: (a) that certain parcel of land and the easements, rights and appurtenances related thereto, more particularly described on Exhibit A hereto (the "Land");
(b) improvements on the Land, including, without limitation, the senior independent and/or assisted living facilities together with related paved parking and appurtenant improvements and any replacements thereof (collectively, the "Improvements"); and (c) the Related Personal Property. As used herein, the Land, the Improvements and the Related Personal Property at any time subject to the terms of this Lease are referred to as the "Leased Property". The Leased Property does not include the Resident's Personal Property.

3. Condition of Leased Property. Tenant acknowledges and agrees that the Leased Property is and shall be leased by Landlord to Tenant in its "as-is" condition, as of the Commencement Date and at all times thereafter, subject to all liens, encumbrances and restrictions affecting the Leased Property. Landlord makes absolutely no representations or warranties whatsoever with respect to the Leased Property or the condition thereof, either to its fitness for use, condition, purpose or otherwise as to the quality or material or workmanship therein, latent or patent, it being agreed that all such risks are to be borne by Tenant. Tenant acknowledges that Landlord has not investigated and does not warrant or represent to Tenant that the Leased Property is fit for the Intended Use or for any other purposes whatsoever. Tenant acknowledges that Tenant shall be solely responsible for any and all actions, repairs, permits, approvals and costs required for the rehabilitation, renovation, use, occupancy and operation of the Leased Property in accordance with applicable Legal Requirements, Facility Mortgage Requirements, Other Requirements and Insurance Requirements. By leasing the Leased Property, Tenant warrants and represents to Landlord that Tenant has examined and approved all things concerning the Leased Property which Tenant deems material to Tenant's leasing and use of the Leased Property. Tenant further acknowledges and agrees that:
(i) neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, concerning the Leased Property or which have induced Tenant to execute this Lease except as expressly contained in this Lease; and (ii) any other representations and warranties are expressly disclaimed by Landlord.

4.    Term.

      (a) Initial Term. This Lease shall be for an initial term (the "Initial Term") commencing on the Commencement Date, and ending at midnight December 31, 2019, unless modified or earlier terminated pursuant to the terms hereof (as such date may be extended pursuant to the terms of the Agreement Regarding Leases, the "Expiration Date").

      (b) Renewal Terms. Subject to the conditions set forth in Paragraph 3(b) of the Agreement Regarding Leases, this Lease may be renewed by BLC Holdings pursuant to Paragraph 3(b) of the Agreement Regarding Leases for two (2) additional consecutive ten (10) year periods (each, a "Renewal Term", and collectively, the "Renewal Terms"), and upon such renewal, this Lease shall automatically, and without any action by any Person, be deemed to have been extended for the applicable Renewal Term for which BLC Holdings has exercised such option. As used herein, the Initial Term and the Renewal Term(s), if exercised, shall be referred to hereinafter collectively as the "Term."

5.    Rent.

      (a) Rent. Tenant shall pay Rent to Landlord (or to such Person as Landlord may direct (in writing)) during the Term, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction, except as hereinafter expressly provided. All payments of Rent to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion. Base Rent and Additional Debt Service Costs for any partial month shall be prorated on a per diem basis based on a 360 day year and twelve (12) thirty (30) day months. In addition, if directed to do so by Landlord in writing, Tenant shall pay a portion of the Base Rent directly to any Facility Mortgagee in an amount specified in such Notice to Tenant. Notwithstanding the foregoing, if in connection with any Facility Mortgage Landlord is unable to obtain from the Facility Mortgagee a Subordination Agreement not to disturb Tenant's right to possession in the event of a foreclosure of such Facility Mortgage, then Tenant shall have the right, at Tenant's sole election, to pay directly to the Facility Mortgagee all monthly payments due and payable or otherwise required thereunder. If Tenant elects to make such payments directly to the Facility Mortgagee, then
(i) upon each monthly payment Tenant shall simultaneously therewith deliver to Landlord evidence reasonably acceptable to Landlord that such payment was made, and (ii) Tenant hereby agrees to indemnify, defend and hold harmless Landlord from any claims, losses or damages that Landlord suffers as a result of any failure, default or defect in Tenant's making such payment on Landlord's behalf. Any payments made directly by Tenant under this Paragraph may be off-set against Base Rent payable by Tenant during such calendar month.

      (b) Base Rent. Base Rent shall be paid in arrears on the first (1st) day of each calendar month for the immediately preceding month.

      (c) Additional Rent. Tenant shall pay as additional rent hereunder ("Additional Rent"), all other charges and amounts payable in accordance with the terms of this Lease. Except as otherwise provided herein, any costs or expenses paid or incurred by Landlord on behalf of Tenant that constitute Additional Rent shall be reimbursed by Tenant to Landlord within ten (10) days after the delivery by Landlord to Tenant of invoices therefor.

      (d) Additional Debt Service Costs. Tenant shall pay as Additional Rent hereunder all Additional Debt Service Costs in connection with any Brookdale Requested Refinancing, as applicable. All such Additional Debt Service Costs shall be payable in the same manner and at the same times as Base Rent is payable hereunder.

      (e) **[Ground Lease Payments. Tenant shall pay as Additional Rent hereunder all rental and other amounts payable under the Ground Lease ("Ground Rents"). Tenant shall pay all Ground Rents to Landlord not later than ten (10) days prior to the due date thereof. [NOTE: This provision applies only to Ponce de Leon.] [Notwithstanding the foregoing, if Landlord is unable to obtain from the landlord under the Ground Lease an agreement (in form reasonably satisfactory) to Tenant not to disturb Tenant's right to possession in the event of a termination of the Ground Lease in the form substantially similar to the Subordination Agreement (with such changes as are required to conform same to account for a ground lease rather than a mortgage loan), Tenant shall have the right, at Tenant's sole election, to pay directly to the landlord under the Ground Lease all rent and other monthly payments due and payable thereunder. If Tenant elects to make such payments directly to the landlord under the Ground Lease, then (i) upon each monthly payment Tenant shall simultaneously therewith deliver to Landlord evidence reasonably acceptable to Landlord that such payment was made, and (ii) Tenant hereby agrees to indemnify, defend and hold harmless Landlord from any claims, losses or damages that Landlord suffers as a result of any failure, default or defect in Tenant's making such payment on Landlord's behalf. Any payments made directly by Tenant under this Paragraph may be off-set against Base Rent payable by Tenant during such calendar month.]

      (f) Consent Expenses. Tenant shall pay, as Additional Rent hereunder, on behalf of Landlord, or reimburse Landlord for, any and all reasonable out-of-pocket costs or expenses paid or incurred by Landlord relating to any request made by Tenant of Landlord, including, without limitation, reasonable attorneys' fees, in connection with any of the following activities undertaken by or on behalf of Landlord under this Lease: (i) the review, execution, negotiation or delivery of any consent, waiver, estoppel, subordination agreement or approval requested of Landlord by Tenant hereunder, including, without limitation, any request for consent to Capital Additions or any so-called "landlord's waiver"; (ii) the review by Landlord or its representatives of any plans and specifications in connection with any restoration of the Leased Property, any Capital Addition or otherwise; (iii) the review by Landlord or its representatives of any request by Tenant for any other approval or consent hereunder, or any waiver of any obligation of Tenant hereunder; (iv) the negotiation by Landlord or its representatives of the terms of instruments requested in connection with any Brookdale Requested Refinancing; (v) any assistance provided by Landlord in connection with a permitted contest pursuant to Paragraph 26; or (vi) any other request by Tenant comparable to any of the foregoing.

      (g) Late Charge; Interest. If Tenant fails to make any payment of Rent on or before the date such payment is due and payable and such amount remains unpaid for a period of five (5) days, such past due payment shall bear interest at the Overdue Rate.

      (h) Payment without Abatement. No abatement, diminution or reduction of Rent shall be allowed to Tenant or any Person claiming under Tenant, under any circumstances or for any reason whatsoever, except to the extent herein provided.

6. Holding Over. If Tenant or any other Person shall remain in possession of the Leased Property or any part thereof following the expiration of the Term or earlier termination of this Lease without an agreement in writing between Landlord and Tenant with respect thereto, the Person remaining in possession shall be deemed to be a tenant at sufferance, and during any such holdover, the Rent payable under this Lease by such tenant at sufferance shall be one hundred fifty percent (150%) of the Rent in effect immediately prior to the expiration of the Term or earlier termination of this Lease. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of this Lease.

7. Use of Leased Property; Compliance With Legal Requirements and Other Requirements.

      (a) Intended Use. Tenant shall have the right to use the Leased Property as a senior housing facility, including, without limitation, as a senior independent and/or assisted living facility and for such other uses as may be related, incidental or necessary thereto (the "Intended Use") and for no other purpose; provided, that in no event shall the Leased Property be used as a skilled nursing facility. Tenant shall not perform any act or follow any practice relating to the Leased Property which shall constitute a nuisance. Subject to the terms and provisions of this Lease, Tenant shall have the right to control the business being conducted at the Leased Property.

      (b) Legal Requirements, Insurance Requirements, Facility Mortgage Requirements and Other Requirements. Tenant, at its sole expense, and subject to the right of diligent contest as provided in Paragraph 25, shall (i) comply with all applicable Legal Requirements, Insurance Requirements and Facility Mortgage Requirements (provided that, with respect to any Facility Mortgage other than the Existing Facility Mortgage, the terms of such Facility Mortgage comply with the requirements of Paragraph 54(b)) in respect of the use, operation, maintenance, repair, alteration and restoration of the Leased Property, including, without limitation, all zoning classifications of any lawful Government Agencies or other public or private regulatory authority (including insurance underwriters or ratings bureaus) having jurisdiction over the Leased Property, (ii) comply with all Other Requirements and (iii) procure, maintain and comply with all Permits and Licenses for the proper operation and maintenance of the Leased Property or any part thereof, including, without limitation, any Capital Additions, except, in the case of
(i), (ii) or (iii) above, where failure to comply will not have a material adverse effect on the use or operation of the Leased Property for the Intended Use or the value of the Leased Property. Upon Tenant's written request, Landlord shall cooperate with Tenant's reasonable requests and at Tenant's sole cost and expense, to the extent Landlord's involvement is required for Tenant to comply with this Paragraph 7(b).

      (c) Compliance with Third Party Payor Program Requirements. Tenant shall, at its sole cost and expense, make (i) whatever improvements (capital or ordinary) as are required to conform the Leased Property to such standards, if any, as may, from time to time, be required by any applicable Third Party Payor Programs to the extent Tenant is a participant in such Third Party Payor Programs (it being acknowledged that participation in such Third Party Payor Programs is at the sole and absolute discretion of Tenant), or any other applicable programs or legislation, or (ii) capital improvements required by any other Government Agency having jurisdiction over the Leased Property as a condition of the continued operation of the Leased Property for its Intended Use, except, in the case of (i) or (ii) above, where the failure to comply will not have a material adverse effect on the use or operation of the Leased Property for its Intended Use.

      (d) Landlord to Grant Easements, Etc. Landlord shall from time to time, at the request of Tenant and at Tenant's sole cost and expense, (i) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants and restrictions affecting the Leased Property; and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, release, dedications, transfer, petitions and amendments (to the extent of its interests in the Leased Property); provided, however, that Landlord shall have first reasonably determined in good faith that such grant, release, dedication, transfer, petition or amendment is not detrimental in any material respect to the operation of the Leased Property for its Intended Use, does not materially reduce the value of the Leased Property and, to the extent required by the Facility Mortgage, if any, is acceptable to the Facility Mortgagee.

      (e) Landlord's Receipt Of Third Party Payor Program Reimbursements. If Landlord is required by applicable law to receive any payments from Third Party Payors as the owner of the Facility which would be deemed payment for services provided by or on behalf of Tenant to residents of the Facility, the parties hereto agree that, so long as there is no existing and continuing Event of Default hereunder, Landlord shall pay such monies to Tenant as promptly as practicable.

8.    Tenant's Covenant to Repair.

      (a) Repair and Maintenance. Except to the extent expressly permitted to the contrary in Paragraph 17 or Paragraph 23, Tenant shall, at all times during the Term and at Tenant's sole cost and expense, (i) put, keep, replace and maintain the Leased Property (including, without limitation, the Improvements and the Related Personal Property) in good repair and in good and safe order and condition, ordinary wear and tear excepted (subject to Tenant's obligations under clauses (ii) and (iii) below), (ii) make all repairs and replacements thereto, both inside and outside, structural and non-structural, ordinary and extraordinary, howsoever the necessity or desirability for repairs and replacements may occur, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise, (iii) use all reasonable precautions to prevent waste, damage or injury, and (iv) install, maintain and replace all landscaping, signs, sidewalks, roadways, driveways and parking areas within the Leased Property in good repair and in good and safe order and condition, ordinary wear and tear excepted (subject to Tenant's obligations under clauses (ii) and (iii) above). Tenant's obligations under this Paragraph 8 shall constitute an expense of Tenant, shall not constitute Rent and shall not offset or reduce any Rent otherwise required to be paid hereunder.

      (b) Related Personal Property. Tenant may (and shall as provided herein below), at its expense, affix or assemble or place on any parcels of the Land or in any of the Improvements, any Related Personal Property, and Tenant may, subject to the conditions set forth below, remove the same at any time, provided it is replaced with substantially equivalent personal property sufficient to comply with the terms of this Paragraph 8(b). Tenant shall provide and maintain throughout the Term all such Related Personal Property as shall be necessary in order to operate the Facility for its Intended Use and in material compliance with all applicable Legal Requirements and Insurance Requirements. All of the Related Personal Property shall, upon the expiration or earlier termination of this Lease at Landlord's option, exercised by written notice to Tenant, be either removed by Tenant or left at the Facility, in either case, at Tenant's sole cost and expense.

9. No Landlord Repair Obligations. Landlord shall not be required to make any structural or non-structural alterations, reconstructions, replacements, changes, additions, improvements or repairs of any kind or nature whatsoever to the Leased Property or any portion thereof (including, without limitation, any portion of the Improvements or any Related Personal Property) at any time during the Term.

10.   Surrender.

      (a) Surrender of Leased Property. Tenant shall on the last day of the Term, or upon the sooner termination of this Lease, peaceably and quietly surrender the Leased Property to Landlord, in good repair and in good and safe order and condition and, further, in at least as good condition as when the Leased Property was received, ordinary wear and tear and damage by fire, Casualty or Condemnation excepted (but subject to Tenant's obligation to restore the Leased Premises as provided in Paragraph 17 and Paragraph 23).

      (b) Transfer of Licenses and Permits. In addition, upon the expiration or earlier termination of this Lease, Tenant shall, at Landlord's sole cost and expense, (i) use commercially reasonable efforts to cooperate with Landlord or Landlord's nominee in connection with the processing of all applications for Permits and Licenses and (ii) to the extent the same are assignable or otherwise transferable by law or pursuant to the terms thereof, transfer to Landlord or Landlord's nominee the Permits and Licenses and the contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the Facility for its Intended Use. If requested by Landlord, Tenant will continue to manage the Facility after the expiration of the Term and for so long thereafter as is necessary (but in no event longer than 90 days) for Landlord or Landlord's nominee to obtain all necessary Permits and Licenses on such reasonable terms (which shall include an agreement to pay Tenant a market rate management fee and reimburse Tenant for its reasonable out-of-pocket costs and expenses, and reasonable administrative costs) upon which Landlord and Tenant shall agree. To that end, pending completion of the transfer of the operational control of the Facility to Landlord or its nominee:

            (i) Tenant will provide all information reasonably requested by Landlord or its nominee for the preparation and filing of any and all necessary applications or notifications of any federal or state governmental authority having jurisdiction over a change in the operational control of the Facility, and any other information reasonably required to effect an orderly transfer of the Facility, and Tenant will use reasonable efforts to cause all Permits and Licenses to be issued to Landlord or to Landlord's nominee; and

            (ii) Tenant shall use reasonable efforts to keep the business and organization of the Facility intact and to preserve for Landlord or its nominee the goodwill of the suppliers, distributors, residents and others having business relations with Tenant with respect to the Facility.

      (c) Apportionment of Impositions, Insurance Premiums and the Minimum Capital Additions Amount. Upon the expiration of the Term, Landlord and Tenant shall apportion and prorate Impositions, Insurance Premiums and the Minimum Capital Additions Amount through the Expiration Date, with Tenant being responsible for all Impositions, Insurance Premiums and the Minimum Capital Additions Amount relating to the period prior to the Expiration Date and Landlord being responsible for all Impositions, Insurance Premiums and the Minimum Capital Additions Amount relating to the period on and after such Expiration Date.

11.   Capital Additions.

      (a) Construction of Capital Additions. Tenant shall not construct or install or make any Capital Addition on or to the Leased Property without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, provided that no consent shall be required for any Capital Addition as long as (i) the Capital Additions Costs for such Capital Addition are less than Two Hundred Fifty Thousand Dollars ($250,000.00) per Capital Addition (including all related work), in the aggregate and (ii) such construction or installation will not materially and adversely affect or violate any Legal Requirement or Insurance Requirement applicable to the Leased Property. Prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any proposed Capital Addition and shall provide to Landlord such plans and specifications, permits, licenses, contracts and other information concerning the proposed Capital Addition as Landlord may reasonably request. Landlord shall have ten (10) Business Days to review all materials submitted to Landlord in connection with any such proposal. Failure of Landlord to respond to Tenant's proposal within ten (10) Business Days after receipt of all information and materials reasonably requested by Landlord in connection with the proposed Capital Addition shall be deemed to constitute approval of such proposed Capital Addition, subject in all events, however, to Tenant's compliance with the other requirements of this Paragraph 11. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition and the use or uses to which it will be put. No Capital Addition shall be made which would tie in or connect any Improvement on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the Land), including, without limitation, tie-ins of buildings or other structures or utilities (other than a utility facility belonging to the provider of such utility service), without Landlord's consent, which shall be given or withheld in Landlord's discretion. Any Capital Additions shall, upon the expiration or sooner termination of the Term, pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

      (b) Non-Capital Additions. Tenant shall have the right, at Tenant's sole cost and expense, without Landlord consent, to make additions, modifications or improvements to the Leased Property which are not Capital Additions ("Non-Capital Additions") from time to time as Tenant, in its sole discretion, may deem desirable for the applicable Intended Use provided that any such Non-Capital Addition will not materially alter the character or purpose or materially detract from the value of the Leased Property.

      (c) Capital Additions Financed by Landlord. Upon the request of Tenant, Landlord may elect to make available funds and pay for a Capital Addition, if Landlord, Tenant and BLC Holdings mutually agree in writing that the cost of such Capital Addition proposed by Tenant will be added to the Lease Basis (each, a "Landlord Capital Addition"). If Landlord agrees to fund the costs of a Landlord Capital Addition, Tenant shall provide such information as Landlord may from time to time request, including, without limitation, the following:

            (i) Reasonable evidence that such Landlord Capital Addition will be, and upon completion, has been, completed in compliance with all applicable Legal Requirements, Other Requirements and Facility Mortgage Requirements;

            (ii) Copies of any required building, zoning and land use permits and approvals and, upon completion of such Landlord Capital Addition, a copy of the certificate of occupancy for such Landlord Capital Addition, if required;

            (iii) Such information, certificates, licenses, permits or other documents necessary to confirm that Tenant will be able to use the Landlord Capital Addition upon completion thereof in accordance with the Facility's Intended Use, including all Legal Requirements and all Other Requirements;

            (iv) An Officer's Certificate and a certificate from Tenant's architect, if available, setting forth, in reasonable detail, the projected (or actual, if available) Capital Additions Cost and invoices and lien waivers from Tenant's contractors for such work;

            (v) A deed conveying to Landlord title to any land acquired for the purpose of constructing the Landlord Capital Addition free and clear of any liens or encumbrances, except those approved by Landlord, and, upon completion of the Landlord Capital Addition, a final as-built survey thereof reasonably satisfactory to Landlord;

            (vi) Endorsements to any outstanding policy of title insurance covering the Facility or commitments therefor, reasonably satisfactory in form and substance to Landlord, (A) adding any land acquired for purposes of constructing the Landlord Capital Addition, (B) updating the same without any additional exceptions except as reasonably approved by Landlord, and (C) increasing the coverage thereof by an amount equal to the Capital Additions Cost relating to such Landlord Capital Addition; and

            (vii) Copies of plans and specifications relating to such Landlord Capital Addition and other instruments reasonably required by Landlord.

      (d) Disbursement of Capital Addition Allowances. Provided that no Event of Default hereunder or under the Agreement Regarding Leases has occurred and is continuing, and subject to Tenant's satisfaction of the conditions set forth in this Paragraph 11(d) and, with respect to any Mandatory Capital Addition only, the conditions set forth in Paragraph 5(a) of the Agreement Regarding Leases, Tenant shall have the right upon ten (10) days' prior written notice to Landlord to request from Landlord a disbursement of funds in connection with a Landlord Capital Addition or a Mandatory Capital Addition (each, a "Capital Addition Allowance"). Requests for disbursements under this Paragraph 11(d) shall not be made more often than once during any calendar month and shall be made in increments of not less than Twenty Five Thousand and No/100 Dollars ($25,000.00) and in an aggregate amount not to exceed the approved Capital Additions Cost for such Landlord Capital Addition.

            (i) Landlord shall, upon written request from Tenant and satisfaction of the requirements set forth in this Paragraph 11(d), disburse a Capital Addition Allowance to Tenant necessary to pay for the actual approved costs of Landlord Capital Additions (or, upon partial completion of such Landlord Capital Additions pursuant to Paragraph 11(d)(vi)).

            (ii) Each request for a Capital Addition Allowance shall be in a form reasonably specified or approved by Landlord and shall set forth
      (a) the specific Landlord Capital Addition for which the Capital Addition Allowance is requested, (b) if the Landlord Capital Addition includes the purchase or replacement of specific items, the quantity and price of each item purchased, (c) the price of all materials (grouped by type or category) used in connection with the Landlord Capital Addition to be paid for with the Capital Addition Allowance, other than the purchase or replacement of specific items, and (d) the cost of all contracted labor or other services applicable to each Landlord Capital Addition for which such request for disbursement is made.

            (iii) With each request, Tenant shall certify that all Landlord Capital Additions to be paid for with the Capital Addition Allowance will be made in a good and workmanlike manner and in accordance with all applicable Legal Requirements of any Government Agency having jurisdiction over the Facility.

            (iv) To the extent required by Landlord, each request for a Capital Addition Allowance shall include copies of invoices for all items or materials purchased and all contracted labor or services provided or to be provided as a condition to any requested disbursement, and shall include a waiver of lien (or conditional waiver of lien conditioned only upon payment of all or a portion of the requested Capital Addition Allowance) from each Person receiving payment prior to Landlord's disbursement, and from each contractor, supplier, materialman, mechanic or subcontractor or other Person who receives payment in an amount equal to or greater than $25,000.00 for completion of its work or delivery of its materials.

            (v) Any lien waiver delivered hereunder shall conform to Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the Facility by that contractor, supplier, subcontractor, mechanic or materialman or other Person up to the date covered by the current disbursement request.

            (vi) Each request for Capital Addition Allowance shall be made only after completion of the portion of the work with respect to the Landlord Capital Addition for which Capital Addition Allowance is requested. Tenant shall provide Landlord with such evidence of completion of the portion of the Landlord Capital Addition with respect to which the Capital Addition Allowance is requested, which shall be satisfactory to Landlord in its reasonable judgment.

            (vii) Upon receipt of the requested Capital Addition Allowance, Tenant shall pay all invoices in connection with the Landlord Capital Addition relating to the applicable Capital Addition Allowance.

      (e) Capital Addition Allowances Added to Lease Basis. All Capital Addition Allowances made by Landlord shall be added to the Lease Basis on a dollar-for-dollar basis, and the Base Rent shall be adjusted accordingly.

12. Utilities and Other Services. Tenant shall be liable for and shall pay directly all charges, fees and amounts (together with any applicable penalties, late charges, taxes or assessments thereon) when due for water, gas, electricity, air conditioning, heat, septic, sewer, refuse collection, telephone and any other utility charges or similar items in connection with the use or occupancy of the Leased Property. Landlord shall not be responsible or liable in any way whatsoever for the quality, quantity, impairment, interruption, stoppage, or other interference with any utility service, including, without limitation, water, air conditioning, heat, gas, electric current for light and power, telephone, or any other utility service provided to or serving the Leased Property or any damage or injury caused thereby. No such interruption, termination or cessation of utility services shall relieve Tenant of its duties and obligations pursuant to this Lease, including, without limitation, its obligation to pay all Rent as and when the same shall be due hereunder.

13.   Performance by Landlord of Tenant's Obligations.

      (a) Landlord's Self Help. If an Event of Default shall have occurred and is continuing, Landlord may (but shall be under no obligation to), after Notice to Tenant (or without Notice or time to perform if, in Landlord's reasonable opinion, an emergency exists or action is necessary to cure any default under any applicable Facility Mortgage prior to the expiration of the applicable cure period therefor), perform the same for the account and at the expense of Tenant. If, at any time and by reason of such Event of Default, Landlord is compelled to pay, or reasonably elects to pay, any sum of money or do any reasonable act which will require the payment of any sum of money, or is compelled to incur any expense in the enforcement of its rights hereunder or otherwise, such sum or sums, together with interest thereon at the Overdue Rate, shall be deemed Additional Rent hereunder and shall be paid to Landlord by Tenant promptly when billed therefor, and Landlord shall have all the same rights and remedies in respect thereof as Landlord has in respect of the Rent herein reserved.

      (b) Landlord's Inspections. Landlord, its agents or representatives, including any applicable Facility Mortgagee, shall have the right, but not the obligation, to enter upon the Leased Property to perform inspections (including, but not limited to, sampling) of the Leased Property to confirm that Tenant is performing all of Tenant's obligations under this Lease, that Tenant has not violated any of its covenants under this Lease and that the Leased Property is in compliance with the terms of the Facility Mortgage. Upon completion of such inspection, Landlord may deliver to Tenant a written report ("Inspection Report") outlining certain defaults, if any, in Tenant's obligations under Paragraph 7(b), Paragraph 7(c) or Paragraph 8(a). Within ten
(10) Business Days after Tenant's receipt of such Inspection Report, Tenant shall either (i) object to Landlord in writing as to any portion of the Inspection Report, specifically describing such objection; or (ii) commence any and all required work outlined in the Inspection Report which Tenant has not objected to, and diligently complete such work. If Tenant objects to any item in the Inspection Report, then within ten (10) Business Days of Landlord's receipt of Tenant's objection notice, both Landlord and Tenant shall select a third party licensed engineer mutually satisfactory to Landlord and Tenant or if a single engineer cannot be agreed upon, then Landlord and Tenant shall each, at their own cost, select a licensed engineer and the two chosen engineers shall select a third licensed engineer, the cost of the third engineer being paid equally by Landlord and Tenant. The engineer(s) shall determine, by majority vote, whether the work outlined in the Inspection Report is necessary to put the Leased Property in good condition and repair, ordinary wear and tear excepted (but subject to Tenant's covenants under clauses (ii) and (iii) of Paragraph 8(a) and otherwise in compliance with this Lease). Such determination shall be final and binding on Landlord and Tenant. Notwithstanding anything to the contrary contained in this Paragraph 13(b), all inspections shall occur at reasonable times during normal business hours and shall be conducted in a manner aimed to minimize the disturbance or interference with (x) Tenant's and Manager's use and operation of the Facility and (y) the residents' and occupants' use of the Facility, and the scope of such inspections shall be limited by (A) any security, health, safety or confidentiality requirements of any Governmental Agency or imposed by applicable law or regulations and (B) Tenant's ordinary business practices and standard resident agreements, if any, requiring Tenant to maintain the confidential nature of certain personal information relating to individual residents living in the Facility.

14. Entry. Landlord, any Facility Mortgagee and their agents or representatives may enter the Leased Property at reasonable times during normal business hours upon twenty-four (24) hours prior written Notice (except during emergencies, in which case Landlord shall give reasonable notice under the circumstances) for the purpose of performing any work which Landlord elects pursuant to Paragraph 13(a) to undertake by reason of an Event of Default. Landlord shall use reasonable efforts not to disturb Tenant or any resident or occupant of the Leased Property and not to unreasonably interfere with the use and operations of the Facility as a result of any such entry by Landlord, its agents or representatives. Landlord's right to entry with respect to the Leased Property shall be limited by (A) any security, health, safety or confidentiality requirements of any Governmental Agency or imposed by applicable law or regulations and (B) Tenant's ordinary contractual business practices, if any, requiring Tenant to maintain the confidential nature of certain personal information relating to individual residents living in the Facility.

15.   Assignment, Subletting and Liens.

      (a) Transfers Prohibited Without Consent. Except as provided below, Tenant shall not, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, in each instance, sell, assign or otherwise transfer Tenant's interest under this Lease, or Tenant's interest in the Leased Property, in whole or in part, or any rights or interest which Tenant may have under this Lease, or sublet the Leased Property or any part thereof. If given, the consent of Landlord to an assignment, transfer or subletting shall in no event be construed to relieve Tenant or such assignee or subtenant from the obligation of obtaining the express consent in writing of Landlord to any further assignment, transfer or subletting. For purposes of this Paragraph 15(a), a Change of Control which is not otherwise expressly permitted in accordance with the terms of Paragraph 6 of the Agreement Regarding Leases shall be deemed to constitute a prohibited assignment of this Lease. Any assignment, transfer or sublease in violation of this Paragraph 15 shall be voidable at Landlord's option. For purposes of this Paragraph, Landlord's consent shall conclusively be deemed reasonably withheld if the proposed transfer would, in Landlord's judgment, violate the terms of the Facility Mortgage, and Tenant has not obtained the written consent (in form satisfactory to Landlord) of the Facility Mortgagee to such transfer. Notwithstanding the foregoing, except as provided in Paragraph 6 of the Agreement Regarding Leases, Landlord's consent shall not be required in connection with (x) any Permitted Transfer, (y) any Equity Transfer or (z) any Affiliate Transfer.

      (b) Adequate Assurances. Without limiting any of the foregoing provisions of this Paragraph 15, if, pursuant to the U.S. Bankruptcy Code, as the same may be amended from time to time, Tenant is permitted to assign or otherwise transfer its rights and obligations under this Lease in disregard of the restrictions contained in this Paragraph 15, the assignee agrees to provide adequate assurance to Landlord (i) of the continued use of the Leased Property solely in accordance with the Intended Use thereof and in compliance with all other terms of this Lease; and (ii) of such other matters as Landlord may reasonably require at the time of such assumption or assignment. Such assignee shall expressly assume this Lease by an agreement in recordable form.

      (c) Permitted Subleases. Notwithstanding the foregoing, Tenant may enter into third party residency agreements with respect to the units located at the Facility and may sublet space at the Leased Property for use as a bank, beauty salon, barber shop, laundry, commissary or healthcare purposes or other concessions and services in the ordinary course of business consistent with and ancillary to the Intended Use, so long as (i) any such sublease will not
(x) reduce the number of units at the Facility or (y) violate or affect any Legal Requirement or Insurance Requirement, (ii) Tenant shall maintain (or cause to be maintained) such additional insurance coverage with respect to the activities to be conducted in such subleased space as Landlord may reasonably require so long as such additional insurance coverage is customarily maintained for comparable activities and uses at comparable properties and
(iii) any proposed subleases with terms longer than twelve (12) months shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed.

      (d) Intentionally Omitted.

      (e) Liens. Subject to the provisions of Paragraph 26, Tenant shall not, directly or indirectly, create or allow to remain and shall promptly discharge or bond over in a manner reasonably satisfactory to Landlord, at its expense, any Lien encumbering the Leased Property or Tenant's leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (i) Permitted Encumbrances; (ii) restrictions, liens and other encumbrances which are consented to in writing by Landlord or otherwise permitted under this Lease; (iii) Liens for those taxes of Landlord which Tenant is not required to pay hereunder; (iv) Liens for Impositions or for sums resulting from purported noncompliance with Legal Requirements so long as
(A) the same are not yet payable, or (B) are being contested in accordance with Paragraph 26; (v) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Paragraph 26; and (vi) any Facility Mortgage or other liens which are the responsibility of Landlord pursuant to the provisions of Paragraph 35.

16. Impositions. Throughout the Term, Tenant shall bear, pay and discharge all Impositions which become due and payable during, arise during, accrue during or otherwise relate to the period comprising (a) the Term or (b) any period prior to the commencement of the Term. Upon request of Landlord, Tenant shall promptly furnish to Landlord satisfactory evidence of the payment of any Imposition required to be paid by Tenant pursuant to the foregoing. If any refund shall be due from any taxing authority or otherwise in respect of any Imposition paid by Tenant, the same shall be paid to or retained by Tenant. If, pursuant to the terms of any Facility Mortgage, Landlord is required to establish and fund payments of Impositions to an escrow reserve account established under the loan documents relating to such Facility Mortgage, then Tenant shall fund all such payments to the reserve account, and such payments shall constitute Additional Rent hereunder. Upon the expiration of the Term, Landlord and Tenant shall apportion and prorate Impositions to the Expiration Date, with Tenant being responsible for all Impositions relating to the period prior to the Expiration Date and Landlord being responsible for all Impositions relating to the period on and after the Expiration Date, as more particularly described in Paragraph 10.

17.   Casualty.

      (a) Restoration and Repair. If the Improvements and/or any Related Personal Property shall be destroyed or damaged in whole or in part by fire or any cause whatsoever ("Casualty"), Tenant shall give Landlord prompt written notice thereof and shall repair, reconstruct or replace the Improvements and/or the Related Personal Property, or the portion thereof so destroyed or damaged (whichever is reasonably required), at least, to the extent practicable, to a condition substantially equivalent in value and character as existed immediately prior to such Casualty, and in accordance with all Legal Requirements, all Other Requirements, all Insurance Requirements and all Facility Mortgage Requirements. All work shall be started as soon as practicable and completed at Tenant's sole cost and expense. Tenant shall, however, immediately take such action as is necessary to secure the Leased Property (or any portion thereof) such that the same does not constitute a nuisance or otherwise present a health or safety hazard. Notwithstanding the occurrence of any such Casualty, Tenant shall continue to pay all Rent without abatement.

      (b) Unavailability of Proceeds. Upon the occurrence of a Casualty in which the applicable Facility Mortgagee (i) applies all or any portion of the applicable insurance proceeds to repay the Facility Mortgage and therefore any portion of the proceeds are not available for restoration or (ii) otherwise refuses in writing to make any portion of such proceeds available to be used for restoration within a commercially reasonable period of time in light of the nature of the Casualty event, then, unless Landlord, in Landlord's sole and absolute discretion, agrees to make available to Tenant funds in an amount equal to the amount of proceeds so applied by the Facility Mortgagee, Tenant may elect by written notice to Landlord either (x) to terminate this Lease and purchase the Leased Property from Landlord on the terms set forth below ("Termination/Purchase Election") or (y) to use Tenant's own funds to restore the Leased Property to its condition prior to the Casualty event (the "Restoration Election"). Landlord shall notify Tenant in writing as to whether Landlord intends to make such funds available and shall deliver such notice to Tenant not later than ten (10) Business Days after receiving written notice from the Facility Mortgagee that such Facility Mortgagee has applied or intends to apply (or has made a final determination not to disburse) the insurance proceeds. Tenant shall make the Termination/Purchase Election or the Restoration Election by Notice given during the fifteen (15) Business Day period after Tenant's receipt of such notice from Landlord (time being of the essence with respect to the giving of such notice by Tenant). The effective date of the transactions contemplated by the Termination/Purchase Election shall be no later than ten (10) Business Days after the distribution or payment of the insurance proceeds, time being of the essence. Until the effective date of such transactions, Tenant shall continue to be obligated to pay Rent hereunder as if such Casualty did not occur. At the closing of the transactions contemplated by the Termination/Purchase Election, (A) Landlord shall cause PSLT-BLC

Holdings to execute and deliver the documents contemplated in Paragraph 14(b) of the Agreement Regarding Leases and to otherwise comply with the terms and conditions of such Paragraph to the extent applicable to the conveyance to Tenant of the Leased Property, and (B) Tenant shall immediately (1) assign Tenant's rights in and to all insurance proceeds for such damage or destruction to Landlord and any applicable Facility Mortgagee, and (2) pay to Landlord an amount equal to the positive difference, if any, between the (a) Minimum Option Purchase Price (determined on an individual basis for the applicable Leased Property using the methodology set forth in the definition of Minimum Option Purchase Price in the Agreement Regarding Leases) minus (b) the amount of the Casualty insurance proceeds actually paid by the applicable insurance company (or insurance companies). In addition, to the extent that Landlord or any of its Affiliates would recognize a gain for federal income tax purposes on the sale of the Leased Property contemplated in this Paragraph, then at the closing of such sale Tenant shall also pay to Landlord the amount by which such recognized gain exceeds the sum of the following: (i) the cash proceeds from the sale of the Leased Property, plus (ii) any net operating losses for federal income tax purposes carried over from Brookdale Living Communities, Inc. with respect to taxable years ending on or prior to the Commencement Date which remain unused as of the effective date of the sale, plus (iii) any net increase in the aggregate amount of Facility Mortgages subsequent to the Commencement Date encumbering the Leased Property, except to the extent that the proceeds of such increased borrowings are disbursed to Tenant or any of Tenant's Affiliates pursuant to Paragraph 12(c) of the Agreement Regarding Leases, minus (iv) any net reduction, subsequent to the Commencement Date in the aggregate amount of Facility Mortgages encumbering the Property; provided, however, that in no event will the amount payable under this sentence or under the corresponding sentence within Paragraph 17(b) of any of the other Property Leases (as defined in the Agreement Regarding Leases) in the aggregate, together with all payments theretofore made or thereafter made under Paragraph 14(a) of the Agreement Regarding Leases, exceed $75,000,000. If Tenant makes the Restoration Election, then the amount that Tenant expends in such repair and restoration (in an amount not to exceed the amount of insurance proceeds applied by the Facility Mortgagee) shall be deducted from the Lease Basis upon the completion of such work.

      (c) Termination of Lease by Tenant. Notwithstanding anything to the contrary contained in this Paragraph 17, if a Casualty occurs during the last two (2) years of the Initial Term or any Renewal Term and such Casualty renders the Leased Property Unsuitable for its Intended Use, Tenant may elect, by written notice to Landlord given not later than thirty (30) days after the occurrence of such Casualty, to terminate this Lease, regardless of the amount of insurance proceeds and regardless of whether or not such insurance proceeds will be made available for the reconstruction of the Facility. Such termination option shall be effective not later than ten (10) Business Days after the distribution or payment of the insurance proceeds. Until the effective date of such transactions, Tenant shall continue to be obligated to pay Rent hereunder as if such Casualty did not occur. On the effective date of such termination of this Lease (and as a condition to the effectiveness of the termination of this Lease), (i) Tenant shall assign to Landlord all of Tenant's right, title and interest in and to any insurance proceeds in connection with such Casualty, and (ii) Tenant shall pay to Landlord, in immediately available federal funds, the sum of (x) the deductible amounts under any applicable insurance policies, and (y) a "make-whole" payment in an amount equal to the difference between (A) the sum of (1) the Lease Basis and (2) the present value of the Rent through the Expiration Date (discounted at 8.1% per annum), minus the sum of (a) insurance proceeds actually paid by the applicable insurance company (or insurance companies) and (b) the fair market value of the Land (as agreed in writing by Landlord and Tenant, or if Landlord and Tenant cannot agree upon such amount within five (5) Business Days, as determined in accordance with the appraisal procedure set forth in Paragraph
54). For the purposes of calculating the present value under clause (A)(2) above, the amount of the "Impositions" that will be included in the definition of "Additional Rent" shall be subject to the reasonable approval of Landlord and Tenant.

      (d) Escrow of Insurance Proceeds. Subject to the requirements of any Facility Mortgagee, in the event of a Casualty resulting in an insurance loss payment for any Improvements and/or Related Personal Property in an amount greater than Two Hundred Fifty Thousand Dollars ($250,000.00), unless this Lease is terminated as provided in Paragraph 17(b), the proceeds of all insurance policies maintained by Tenant plus the amount of any deductible (to be deposited by Tenant) shall, subject to all Legal Requirements and to the terms of any Facility Mortgage, be deposited in the name of Landlord, Tenant and any Facility Mortgagee in an escrow account at an approved financial institution designated by Landlord or the Facility Mortgagee (which depositary may be the Facility Mortgagee) (the "Escrow Agent"), and shall be used by Tenant for the repair, reconstruction or restoration of the Improvements and/or Related Personal Property. Such proceeds shall be disbursed periodically by the Escrow Agent upon certification of the architect or engineer having supervision of the work that such amounts are the amounts paid or payable for the repair, reconstruction or restoration. Tenant shall, at the time of establishment of such escrow account and from time to time thereafter until said work shall have been completed and paid for, furnish Landlord with adequate evidence that at all times the undisbursed portion of the escrowed funds, together with any funds made available by Tenant, is sufficient to pay for the repair, reconstruction or restoration in its entirety. Subject to the requirements of a Facility Mortgage, if a Casualty results in a loss payment for the Improvements and/or Related Personal Property in an amount equal to or less than Two Hundred Fifty Thousand Dollars ($250,000.00), unless this Lease is terminated as provided in Paragraph 17(b), then the proceeds shall be paid to Tenant, and shall be applied by Tenant toward the repair, reconstruction and restoration of the Leased Property. Tenant shall obtain, and make available to Landlord, receipted bills and, upon completion of the work, full and final waivers of lien.

      (e) Uninsured Losses. Nothing contained herein shall relieve Tenant of its obligations under this Paragraph 17 even if the Casualty is not covered, either in whole or in part, by insurance.

18.   Insurance.

      (a) Insurance By Tenant. Tenant shall, throughout the Term, and at its sole cost and expense, maintain in full force and effect the types and amounts of insurance required under the Facility Mortgage or, if there is no Facility Mortgage or the Facility Mortgagee does not require the maintenance of insurance, the following types and amounts of insurance coverage; provided such insurance coverage is commercially available at commercially reasonable rates:

            (i) Hazard Insurance. Tenant shall keep the Improvements and the Related Personal Property, including all permitted alterations, changes, additions and replacements thereof and thereto, insured against loss or damage caused by: (A) fire, and other hazards and perils generally included under extended coverage; (B) sprinkler leakage; (C) vandalism and malicious mischief; (D) boiler and machinery; and (E) other perils commonly covered by "All Risk" insurance, all in an amount which reasonably assures there will be sufficient proceeds to replace the Improvements and the Related Personal Property in the event of a loss against which such insurance is issued but in no event less than 100% of the full replacement value thereof (exclusive of foundations). Such insurance shall contain (x) "Ordinance or Law Coverage" (if any of the Improvements or the use of the Leased Property shall at any time constitute legal non-conforming structures or uses which non-conformance shall be presumed unless and until Tenant proves to Landlord's reasonable satisfaction, that such uses are conforming), "Operation of Building Laws," or "Enforcement" endorsement, (y) "demolition" insurance (in an amount of at least $5,000,000) and (z) "increased cost of construction" endorsement (equal to at least $5,000,000). All insurance required hereunder, and all other insurance maintained by Tenant on the Improvements and the Related Personal Property in excess of or in addition to that required hereunder, shall be carried in favor of Landlord, any Facility Mortgagee and Tenant, as their respective interests may appear.

            (ii) Liability Insurance. Tenant shall provide and keep in full force and effect a policy of general liability and property damage insurance providing coverage against liability for personal injury, death and property damage having limits of not less than Fifteen Million Dollars ($15,000,000) per claim, and Fifteen Million Dollars ($15,000,000) in the aggregate, for the Leased Property, some or all of which may be satisfied by an excess liability policy. Such insurance shall (A) continue at not less than the aforesaid limits until required to be changed by Landlord by reason of changed economic conditions making such protection inadequate in Landlord's discretion, but only to the extent such increased limits are customarily carried and maintained by companies engaged in businesses similar to Tenant's and operating properties similar to the Leased Property, and (B) cover at least the following: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all insured contracts; (5) contractual liability covering indemnities, if any, given by Tenant contained in the Facility Mortgage, if any, applicable to the Leased Property, to the extent the same is available; (6) broad form property damage; (7) personal injury (including death resulting therefrom); and (8) healthcare professional liability.

            (iii) Business Interruption. Tenant shall provide and keep in effect a policy of business interruption insurance in an amount to cover costs, damages, lost income, expenses, Base Rent, and all other sums payable under this Lease for a period of not less than eighteen (18) months from the date of casualty or loss. Such insurance shall (A) cover all risks required to be covered by the insurance provided for in clause
      (i) above and clause (vii) below; (B) be in an amount sufficient to avoid any co-insurance penalty; (C) contain an extended period of indemnity endorsement that provides that after the physical loss to the Leased Property has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration six (6) from the date of the repair, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.

            (iv) Worker's Compensation and Employer's Liability Insurance. Tenant shall provide and keep in full force and effect workers' compensation insurance, in a form prescribed by the laws of the Facility State, and employers' liability insurance with limits of not less than Fifteen Million Dollars ($15,000,000), some or all of which may be satisfied by an excess liability policy.

            (v) Builder's Risk Insurance. Tenant shall, prior to the commencement of and during the construction of any restoration, renovation or alteration to the Leased Property, provide and keep in full force and effect builder's risk insurance equal to the total cost of the project.

            (vi) Flood Insurance. If any Improvements are or become located in an area which is considered a flood risk by the U.S. Department of Housing and Urban Development, Tenant shall provide and keep in effect a policy of flood insurance with the maximum limit of coverage available for the Improvements under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994.

            (vii) Boiler and Machinery Insurance. Tenant shall provide and keep in effect a policy of broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about any Leased Property (including "system breakdown coverage") in an amount equal to or greater than the repair and full replacement cost of such equipment and insurance against loss of occupancy or use arising from any breakdown of such equipment on a so-called "accident basis" and in such amounts as are generally required by institutional lenders for properties comparable to the Leased Property.

            (viii) Motor Vehicle Insurance. Tenant shall provide and keep in effect motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles, used in connection with the operation of the Leased Property, containing minimum limits per occurrence of Five Million and No/100 Dollars ($5,000,000.00), some or all of which may be satisfied by an excess liability policy.

            (ix) "Dram-Shop" Insurance. If alcoholic beverages are sold at the Leased Property, Tenant shall provide and keep in effect a policy of so-called "dramshop" insurance or other liability insurance required in connection with the sale of alcoholic beverages containing minimum limits of One Million No/100 Dollars ($1,000,000.00) per occurrence.

            (x) Fidelity Insurance. Tenant shall provide and keep in effect a policy of insurance against employee dishonesty in an amount not less than One Million and No/100 Dollars ($1,000,000.00) and with a deductible not greater than Fifty Thousand and No/100 Dollars ($50,000.00).

            (xi) Healthcare Professional Liability Insurance. Tenant shall provide and keep in effect a policy of insurance covering claims arising out of healthcare professional liability in an amount as stated in clause (ii) of this Paragraph 18, and, if written on a

      "claims-made" basis, Tenant shall also provide continuous liability coverage for claims arising during the Term either by obtaining an endorsement providing for an extended reporting period reasonably acceptable to Landlord if such policy is cancelled or not renewed for any reason whatsoever, or by obtaining "tail" insurance coverage providing coverage for a period of at least twelve (12) months beyond the expiration of the Term.

            (xii) Earthquake Insurance. If the Leased Property is in a high probability earthquake area (i.e., Zone 1 and 2), and a probable maximum loss ("PML") study reveals that the PML is greater than 10% of the replacement cost (as reasonably determined by Landlord), then earthquake insurance must be maintained in an amount equal to the PML percentage of the replacement cost with a deductible not to exceed 5% of the values at risk. The insurance pursuant to this clause (xii) shall be on terms consistent with the comprehensive all risk insurance policy required under clause (i) above.

            (xiii) Terrorism Insurance. If the insurance required under Paragraph 18(a)(i) above excludes coverage for acts of terrorism, Tenant shall provide terrorism insurance coverage in an amount equal to the full replacement cost of the Leased Property unless such terrorism insurance coverage is (i) waived by Landlord, (ii) unable to be procured from any carrier of such insurance, or (iii) not available at commercially reasonable rates and not being carried by owners or operators of similarly situated properties.

            (xiv) Other Insurance. Tenant shall, at Landlord's request, provide and keep in full force and effect such other insurance for such risks and in such amounts as may from time to time be required pursuant to any Facility Mortgage or by any Legal Requirements or as Landlord may, from time to time, reasonably request against such other insurable hazards or casualties that at the time are commonly insured against in the case of business operations similar to those contemplated by this Lease or for properties similar to the Leased Property located in or around the region in which the Leased Property is located including, without limitation, wind, sinkhole, mine subsidence and environmental insurance, due regard being given to the height and type of the Leased Property, construction, location, use and occupancy. In addition, with respect to the insurance policies required under clauses (iv), (viii),
      (ix), (x) and (xi) of this Paragraph 18, Landlord shall have the right on Notice to Tenant to change the limits of said policies by reason of changed economic conditions making such protection inadequate in Landlord's discretion, but only to the extent that such revised increased limits are customarily carried and maintained by companies engaged in businesses similar to Tenant's and operating properties similar to the Leased Property.

      (b) Landlord as Additional Insured and/or Loss Payee. Any and all insurance maintained by Tenant as required by this Lease, or in excess of or in addition to that required hereunder, shall name Landlord and any Facility Mortgagee as additional insureds, as their interests may appear, and shall contain waiver of subrogation endorsements as is commonly made available from its insurance carrier. Landlord and any Facility Mortgagee shall be named as the loss payee on all property policies.

      (c) Carriers and Features. All insurance policies (except those required under clause (a)(ii) and clause (a)(xi) of Paragraph 18(a)) required to be carried by Tenant as provided in this Paragraph 18 shall be issued by insurance companies authorized and/or licensed to do business in the Facility State with a Best's Insurance Rating of not less than "A-" or a Best's Financial Category of not less than "VIII," with reasonable deductibles per occurrence. All such policies shall be for periods of not less than one year and Tenant shall renew the same at least thirty (30) days prior to the expiration thereof or later as approved in writing by Landlord. All such policies shall require not less than thirty (30) days written notice to Landlord prior to any cancellation thereof or any change reducing coverage thereunder. Notwithstanding the foregoing, Tenant may elect to obtain blanket insurance for each of the foregoing required types of insurance.

      Tenant shall pay the premiums for all insurance policies which Tenant is obligated to carry under this Paragraph 18 and, prior to the expiration of any such policy, or as soon as reasonably practicable thereafter, deliver to Landlord a copy of the renewal policy or policies, or, if Landlord or the Facility Mortgagee requests, a certificate or certificates thereof, along with evidence that the premiums therefor have been paid for through, at least, the next ensuing monthly period or longer as may be required by the premium installment plan offered by the insurer(s) or premium finance company(ies). If, pursuant to the terms of any Facility Mortgage, Landlord is required to establish and fund payments for insurance premiums to any escrow reserve account established under the loan documents relating to such Facility Mortgage, then Tenant shall fund all such payments to the reserve account, and such payments shall constitute Additional Rent hereunder. Any such funds, paid to an escrow reserve account in connection with insurance premiums shall, subject to the terms of the applicable Facility Mortgage, be used to pay for insurance policies required under the Facility Mortgage. Upon the expiration of the Term, Landlord and Tenant shall apportion and prorate funds on deposit in any such reserve account, with Tenant being responsible for all insurance premiums relating to the period prior to the Expiration Date and Landlord being responsible for all insurance premiums relating to the period on and after the Expiration Date.

      (d) Failure to Procure Insurance. Landlord shall be entitled to review any policies of insurance as may be required of Tenant under this Lease. If Tenant fails to procure insurance required under this Paragraph or fails to maintain the same in full force and effect continuously during the Term, Landlord shall be entitled to procure the same and Tenant shall immediately reimburse Landlord for such premium expense as Additional Rent.

      (e) Intentionally Omitted.

      (f) Indemnification of Landlord. Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord (except to the extent that any of the following result from Landlord's gross negligence or willful misconduct after the Commencement Date) by reason of: (i) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks or right of way, including, without limitation, any claims of malpractice; (ii) any past, present or future use, misuse, non-use, non-compliance, condition, management, maintenance or repair by Tenant or anyone claiming under Tenant of the Leased Property or the Related Personal Property or any litigation, proceeding or claim by Government Agencies or other third parties (other than Condemnation proceedings) to which Landlord is made a party or participant relating to the Leased Property or the Related Personal Property or such use, misuse, non-use, non-compliance, condition, management, maintenance, or repair thereof; (iii) any Impositions (which are the obligation of Tenant to pay pursuant to the applicable provisions of this Lease), and (iv) any failure or inability of Tenant to obtain the insurance coverage required hereunder. If at any time Landlord shall have received written notice of the assertion of a claim, Landlord shall give reasonably prompt written notice of such claim to Tenant, provided that (x) Landlord shall have no liability for the failure to give notice of any claim of which Tenant has otherwise been notified or has (or should have) knowledge, and (y) the failure of Landlord to give such a notice to Tenant shall not limit the rights of Landlord or the obligations of Tenant with respect to such claim, except to the extent that Tenant suffers actual monetary loss as a result of such failure. Tenant shall pay all amounts payable under this Paragraph 18(f) within fifteen (15) Business Days after demand therefor, and if not timely paid, such amounts shall bear interest at the Overdue Rate from the date payment thereof is required hereunder to the date of payment. Tenant shall have the right to control the defense and settlement of any such claim (but Tenant, without Landlord's prior written consent, which Landlord may withhold in Landlord's sole and absolute discretion, shall not be permitted to settle any claim if such settlement would admit criminal liability of Landlord), and Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same, with Landlord's prior written consent (which consent may not be unreasonably withheld, delayed or conditioned), provided no such consent shall be required if the compromise or settlement shall result in a complete release of Landlord from the claim so compromised or settled). Landlord shall have the right (but not the obligation), at Landlord's election and sole cost and expense, to participate in the defense of any such claim, and Tenant shall have no obligation to reimburse Landlord for any attorneys' fees incurred by Landlord in connection with same. The obligations of Tenant under this Paragraph 18(f) are in addition to the obligations set forth in Paragraph 19(c) and shall survive the termination of this Lease.

19.   Environmental Matters.

      (a) Tenant's Covenant. Throughout the Term, Tenant covenants that it shall not cause, permit or allow any Hazardous Materials to be placed, stored, dumped, dispensed, deposited, used, transported, located, generated or subject to a Release on the Leased Property in violation of any Environmental Law. Tenant shall not install or permit the installation of any underground storage tanks, above ground storage tanks, surface impoundments or asbestos-containing materials on the Leased Property, unless Landlord consents in writing prior to the installation. With respect to any asbestos or any asbestos-containing materials located on or within the Leased Property, Tenant will take reasonable actions, including implementing an operation and maintenance plan as are necessary to avoid exposing any Person to asbestos or asbestos-containing materials.

      (b) Clean-Up. To the extent required by any applicable Environmental Laws, Tenant shall (i) Remediate the Leased Property to comply with any and all Environmental Laws regarding Hazardous Materials and Remediation thereof, and (ii) pay for all Remediation costs at no cost to Landlord; provided, in each case, such Hazardous Materials were placed, used, transported, generated or subject to a Release prior to the end of the Term and do not result from any act or omission after the date hereof of Landlord (other than a failure to perform Remediation).

      (c) Indemnification. Tenant shall indemnify, release and hold harmless Landlord, its successors, assigns, members, managers, officers, directors, shareholders and employees, from and against all Liabilities (as defined below), suffered by, incurred by or assessed against such parties, their agents or other representatives, whether incurred as a result of legal action taken by any Government Agency, taken by any private claimant, or taken by Landlord, before or after the expiration of the Term as a result of the Release or Remediation of any Hazardous Materials upon or under, on or off site, associated with, generated on or flowing or originating from the Leased Property prior to the end of the Term, provided such Liabilities do not arise as a result of any act or omission of Landlord or any other indemnitee hereunder after the Commencement Date (other than a failure to perform Remediation). The term "Liabilities" as used in this Paragraph 19 is hereby defined as any and all liabilities, expenses, demands, damages, punitive or exemplary damages, consequential damages, costs, Remediation costs, losses, causes of action, claims for relief, reasonable attorneys' fees, other professional fees, penalties, fines, assessments and charges. Tenant shall have the right to control the defense or settlement of any such claim (except that Tenant shall not be authorized to settle criminal charges against Landlord without obtaining Landlord's, prior written consent, in Landlord's sole and absolute discretion), and Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same, with Landlord's prior written consent (which consent may not be unreasonably withheld, delayed or conditioned, provided no such consent shall be required if the compromise or settlement shall result in the complete release of Landlord from the claim so compromised or settled). Landlord shall have the right (but not the obligation), at its election and sole cost and expense, to participate in the defense of any such claim, and Tenant shall have no obligation to reimburse Landlord for any attorneys' fees incurred by Landlord in connection with same. The provisions of this Paragraph 19 shall survive the expiration or sooner termination of this Lease.

      (d) Notice. Tenant shall promptly deliver to Landlord a copy of any written notice that Tenant receives to notify Landlord of any pending or threatened claim concerning Environmental Laws and/or Hazardous Material and the Leased Property. All such notices shall describe in reasonable detail Tenant's response thereto. Tenant shall provide additional information relating to any of the foregoing in such detail as may be reasonably requested by Landlord.

20. Costs and Attorneys' Fees. If either party shall bring an action to recover any sum due hereunder, or for any breach hereunder, and shall obtain a judgment or decree in its favor, the court may award to the prevailing party in such action its reasonable costs and reasonable attorneys' fees, specifically including reasonable attorneys' fees incurred in connection with any appeals (whether or not taxable or assessable as such by law). Landlord shall also be entitled to recover Landlord's reasonable attorneys' fees and costs incurred in any bankruptcy action filed by or against Tenant, including, without limitation, those incurred in seeking relief from the automatic stay, in dealing with the assumption or rejection of this Lease, in any adversary proceeding, and in the preparation and filing of any proof of claim.

21.   Default; Remedies.

      (a) Default. Upon the occurrence and during the continuance of any one or more of the following events (each, an "Event of Default"), Landlord shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall consist of:

            (i) Tenant's failure to pay when due any regularly scheduled payment of Rent, or any other sum of money payable hereunder (whether as Additional Rent or otherwise) and such failure is not cured within five
      (5) days (or such earlier period as set forth in this Paragraph 21(a)); provided, however, that no Event of Default shall be deemed to have occurred under this Paragraph 21(a)(i), if BLC Holdings cures such failure to pay, pursuant to the terms of the Agreement Regarding Leases, within such five (5) day period;

            (ii) Tenant's failure to pay when due any other payment of Rent, or any other sum of money payable hereunder (whether as Additional Rent or otherwise) and such failure is not cured within five (5) days after receipt of Notice thereof from Landlord; provided, however, that no Event of Default shall be deemed to have occurred under this Paragraph 21(a)(ii), if BLC Holdings cures such failure to pay, pursuant to the terms of the Agreement Regarding Leases, within such five (5) day period;

            (iii) Tenant's failure to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of Notice thereof, or, if such default cannot reasonably be remedied within such period, Tenant does not within thirty (30) days after Notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently complete such act or acts within a reasonable time, provided, however, in no event shall such cure period extend beyond one hundred eighty
      (180) days after Notice thereof;

            (iv) if (w) Tenant, Lease Guarantor or Guarantor becomes bankrupt or insolvent, or files any debtor proceedings, or files pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or files a petition for the appointment of a receiver or trustee for all or substantially all of its assets, or (x) any of the foregoing are filed against Tenant, Lease Guarantor or Guarantor, and such petition or appointment shall not have been set aside within ninety (90) days after the date of such petition or appointment, or (y) Tenant, Lease Guarantor or Guarantor makes an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or (z) Tenant's interest in this Lease is attached, levied upon, seized or made subject to any other judicial seizure and such seizure or attachment is not discharged within ninety (90) days;

            (v) if Tenant fails to provide insurance coverage (or allows such coverage to be canceled or lapse) pursuant to its obligation hereunder;

            (vi) if any of Tenant, Lease Guarantor or Guarantor is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets;

            (vii) if a default occurs under Paragraph 15;

            (viii) if there has been a final unappealable determination by the applicable Government Agency of the revocation or material limitation of any material license, permit, certification or approval required for the lawful operation of the Facility in accordance with its Intended Use or the loss or material limitation of any license, permit, certification or approval under any other circumstances pursuant to which Tenant is required to cease its operation of the Facility in accordance with its Intended Use at the time of such loss or limitation and such event has a material adverse effect on Tenant or Tenant's ability to operate the Leased Properties for their Intended Use;

            (ix) if Tenant voluntarily ceases for longer than thirty (30) days operation of the Leased Property for its Intended Use, except as a result of (A) a Casualty or (B) a partial or complete Condemnation;

            (x) Intentionally Omitted;

            (xi) Intentionally Omitted;

            (xii) Intentionally Omitted;

            (xiii) Tenant breaches any material representation or warranty made by Tenant in this Lease and the same has a material adverse affect on the financial condition of Tenant, the operations of the Property or the value of the Leased Property;

            (xiv) Intentionally Omitted;

            (xv) the issuance or entry against Lease Guarantor or Guarantor of any final, unappealable award or judgment (after any applicable appeal periods have expired) in an amount of Five Million Dollars ($5,000,000.00) or more, and such award or judgment shall continue unsatisfied and in effect for a period of ten (10) consecutive days without Tenant's demonstrating, to Landlord's reasonable satisfaction, that any insurance policy exists that would cover such award or judgment;

            (xvi) the final, unappealable termination or suspension by the applicable Governmental Agency or other Person of the right of the Facility to participate in and receive benefits under Third Party Payor Programs, or the final unappealable termination or suspension of the right of the Facility to admit residents who would be entitled to receive benefits pursuant to such Third Party Payor Programs, if in either case (i) the Facility participated in such Third Party Payor Program at the time of such termination or suspension, and (ii) the revenues received by or payable to such Facility from such Third Party Payor Programs equaled or exceeded 10% of the Facility's gross revenues in the immediately preceding Lease Year; or

            (xvii) [if an Event of Default (as defined in the Agreement Regarding Leases) occurs under the Agreement Regarding Leases.](5)

      Notwithstanding the foregoing, if any applicable Facility Mortgage provides for a shorter cure or grace period, or does not require notice to be given to trigger an event of default thereunder for the same obligation as described above and provided such obligation is a concurrent obligation of Tenant hereunder, then the provisions for notice (or lack thereof) and cure under such Facility Mortgage shall supersede the notice and cure provisions set forth above, it being acknowledged and agreed that all such payments and obligations of Tenant hereunder shall be made and performed within such time periods so as to comply with the terms of the Facility Mortgage.

      (b) Remedies. If any of the Events of Default hereinabove specified shall occur and be continuing, Landlord shall have and may exercise any one or more of the following rights and remedies:

            (i) Landlord may, by written Notice thereof to Tenant, terminate this Lease and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Leased Property for Landlord's own account and recover immediately from Tenant any and all Rent and other sums and damages due or in existence at the time of such termination, including, without limitation: (A) all Rent and other sums, charges, payments, costs and expenses agreed and/or required to be paid by Tenant to Landlord hereunder; (B) all reasonable costs and expenses of Landlord in connection with the recovery of possession of the Leased Property, including reasonable attorneys' fees and court costs; and (C) all costs and expenses of Landlord in connection with any reletting or attempted reletting of the Leased Property or any part or parts thereof, including, without limitation, brokerage fees, reasonable attorneys' fees and the cost of any alterations or repairs which may be reasonably required to so relet the Leased Property, or any part or parts thereof; or

            (ii) Landlord may, pursuant to any prior notice required by law, and without terminating this Lease, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Leased Property for the account of Tenant, make such alterations of and repairs to the Leased Property as may be reasonably necessary in order to relet the same or any part or parts thereof and relet or attempt to relet the Leased Property or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the Term), at such rent and upon such other terms and provisions as Landlord, in its reasonable discretion, may deem advisable. In the event that Landlord retakes and resumes possession of the Leased Property, it shall use reasonable efforts to mitigate any damages it suffered by virtue of such Event of Default. Subject to the requirements of any Facility Mortgage, upon any such reletting, all rents received by Landlord from such reletting shall be applied: (A) first, to the payment of all costs and expenses of recovering possession of the Leased Property; (B) second, to the payment of any costs and expenses of such reletting, including brokerage fees, reasonable attorneys'



-----------------
(5) This provision will be included if the holder of the Existing Facility Mortgage consents to the inclusion of a cross-default.

      fees and the cost of any alterations and repairs reasonably required for such reletting; (C) third, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord, and to satisfy any Liens encumbering Tenant's leasehold interest; (D) fourth, to the payment of all Rent and other sums due and unpaid hereunder; and (E) fifth, the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If the rents received from such reletting during any period shall be less than that required to be paid during that period by Tenant hereunder, then Tenant shall promptly pay any such deficiency to Landlord and failing the prompt payment thereof by Tenant to Landlord, Landlord shall immediately be entitled to institute legal proceedings for the recovery and collection of the same. Landlord shall, in addition, be immediately entitled to sue for and otherwise recover from Tenant any other damages (other than consequential damages) occasioned by or resulting from any abandonment of the Leased Property or other Event of Default under this Lease other than a monetary Event of Default. No such re-entry, retaking or resumption of possession of the Leased Property by Landlord for the account of Tenant shall be construed as an election on the part of Landlord to terminate this Lease unless a Notice of such intention shall be given to Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction. Notwithstanding any such re-entry and reletting or attempted reletting of the Leased Property or any part or parts thereof for the account of Tenant without termination of this Lease, Landlord may at any time thereafter, upon Notice to Tenant, elect to terminate this Lease or pursue any other remedy available to Landlord for Tenant's previous and continuing Event of Default under this Lease; or

            (iii) Landlord may, without re-entering, retaking or resuming possession of the Leased Property, sue for all Rent and all other sums, charges, payments, costs and expenses due from Tenant to Landlord hereunder either: (A) as they become due under this Lease, taking into account that Tenant's right and option to pay the Rent hereunder on a monthly basis in any particular Lease Year is conditioned upon the absence of an Event of Default under this Lease; or (B) at Landlord's option, accelerate the maturity and due date of the whole or any part of the Rent for the entire then-remaining unexpired balance of the Initial Term or the applicable Renewal Term, as the case may be (reduced to its present value, applying an interest rate of eight and one-tenth percent (8.1%)) less the present value of the fair market rent for the same period, plus all other sums, charges, payments, costs and expenses required to be paid by Tenant to Landlord hereunder, including, without limitation, damages (other than consequential damages) for breach or default of Tenant's obligations hereunder in existence at the time of such acceleration, such that all sums due and payable under this Lease shall, following such acceleration, be treated as being, and in fact shall be, due and payable in advance as of the date of such acceleration. Landlord may then proceed to recover and collect all such unpaid Rent and other sums so sued for from Tenant by distress, levy, execution or otherwise. To the extent required by the laws of the Facility State, Landlord shall use reasonable efforts to mitigate damages suffered by Landlord.

      In addition to the remedies hereinabove specified and enumerated, Landlord shall have and may exercise the right to invoke any other remedies allowed at law or in equity as if the remedies of re-entry, unlawful detainer proceedings and other remedies were not herein provided. Accordingly, the mention in this Lease of any particular remedy shall not preclude

Landlord from having or exercising any other remedy at law or in equity. Nothing herein contained shall be construed as precluding Landlord from having or exercising such lawful remedies as may be and become necessary in order to preserve Landlord's right or the interest of Landlord in the Leased Property and in this Lease, even before the expiration of any notice periods provided for in this Lease, if under the particular circumstances then existing the allowance of such notice periods will prejudice or will endanger the rights and estate of Landlord in this Lease and in the Leased Property.

22.   Landlord's Default; Landlord's Right to Dispute.

      (a) Landlord Default. If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Lease and such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord, or such additional period as may be reasonably required to correct the same provided Landlord has commenced and is diligently prosecuting a cure thereof, Tenant may declare the occurrence of a "Landlord Default" by a second Notice to Landlord. Thereafter, Tenant may forthwith attempt to cure the same and, subject to the provisions of Paragraph 22(b), invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant in curing the same, together with interest thereon at the Overdue Rate from the date that is five
(5) days following the date Landlord receives Tenant's invoice to the date of payment by Landlord. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

      (b) Landlord's Right to Dispute. If Landlord shall in good faith dispute the occurrence of any Landlord Default, and Landlord, before the expiration of the thirty (30) day cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, Landlord shall have no obligation with respect to such occurrence or event until a final adverse determination thereof by a court of competent jurisdiction. Tenant and Landlord shall in good faith attempt to resolve such dispute and if they fail to do so within ten (10) days after Landlord's Notice, either may submit the matter for resolution to a court of competent jurisdiction.

      (c) Tenant Right to Cure Facility Mortgage Default. Notwithstanding anything to the contrary contained herein (including, without limitation in Paragraph 22(b) above, if in connection with any Facility Mortgage, Landlord is unable to obtain from the Facility Mortgagee a Subordination Agreement as contemplated in Paragraph 35, then Tenant shall have the right, at its sole election, but upon not less than two (2) Business Days prior written notice to Landlord, to cure on behalf of Landlord any default by Landlord under the Facility Mortgage, provided such default was not caused by Tenant and, provided, further, that such default can be cured by the payment of money. If Tenant elects to cure any such monetary default under a Facility Mortgage on behalf of Landlord, then Tenant may off-set any payments made by Tenant under this Paragraph against Rent payable by Tenant hereunder.

23.   Condemnation.

      (a) Complete Taking. If (i) the whole of the Leased Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of the Leased Property renders the entire Leased Property Unsuitable for its Intended Use then this Lease shall automatically terminate as of the Date of Taking, subject to the obligations of Tenant to deliver to Landlord all Awards to which Landlord is entitled pursuant to the terms of this Lease and to pay such other amounts as required by Paragraph 23(c) hereof, which obligations shall survive the termination of this Lease. Tenant and Landlord shall seek the Award for their interests in the Leased Property as provided in Paragraph 23(c).

      (b) Partial Taking. If any part of the Leased Property shall be taken by Condemnation, such that the remaining portion of the Leased Property may continue to be used for its Intended Use, this Lease shall not terminate or be terminated, and Tenant shall restore the remaining portion of the Leased Property to the extent necessary to render it reasonably suitable for its Intended Use and make all repairs to any Improvements or Related Personal Property damaged by such taking to the extent necessary to constitute such Improvements a complete architectural unit and otherwise in accordance with Legal Requirements and Other Requirements.

      (c) Award. All Awards in any Condemnation, either permanent or temporary, of all or any part of the Leased Property or any easement or any appurtenance thereto, including severance and consequential damages and change in grade of any street, shall, after any required repayment of any applicable Facility Mortgage pursuant to the terms thereof, be the property of and paid to Landlord, provided that the Award in connection with any partial taking shall be made available by Landlord to pay or reimburse Tenant for the cost of restoration or rebuilding. All or any portion of the Award that is to be made available to Tenant for restoration or rebuilding in connection with any such partial taking shall be held and disbursed by Escrow Agent in the manner and under the conditions provided in Paragraph 17. Any surplus which may remain out of any Award after any required repayment of any applicable Facility Mortgage and any payment or reimbursement to Tenant of the cost of restoration or rebuilding shall be retained by Landlord, and the Lease Basis shall be reduced by the amount so retained. Notwithstanding the foregoing, any Award made for the Tenant's leasehold interest in the Leased Property, the loss of Tenant's business for the remainder of the Term and relocation expenses of Tenant shall be paid to and be the property of Tenant; provided, that, in the event of a Condemnation which causes this Lease to terminate as provided in this Paragraph 23, Tenant shall not be entitled to any portion of the Award unless Landlord shall have previously received a portion of the Award at least equal to the Minimum Option Purchase Price.

      (d) Notices. Each of Landlord and Tenant further covenants and agrees to give the other immediate Notice of the actual or threatened commencement of any Condemnation proceedings and to deliver to the other copies of any and all papers served in connection with any such proceedings.

24. Reports and Statements. Tenant shall furnish the following reports and statements to Landlord during the Term; provided, however, that with respect to the items listed in clauses (i) through (v) below, Tenant shall be required to furnish same only if and to the extent such reports are required to be delivered to any Facility Mortgagee pursuant to the loan documents relating to the applicable Facility Mortgage, whereupon Tenant shall furnish such reports listed in clauses (i) through (v) below simultaneously with the delivery of the same to such Facility Mortgagee (except to the extent that (x) Tenant is legally prohibited from delivering such information based on the facility-resident relationship and/or the physician-resident privilege under applicable laws or under any security, health, safety or confidentiality requirements imposed by applicable law or regulations or (y) Tenant's ordinary business practices and standard resident agreements, if any, require Tenant to maintain the confidential nature of certain personal information relating to individual residents living in the Facility, in which case, such protected information shall be redacted from the material otherwise required to be delivered hereunder):

            (i) copies of all licenses authorizing Tenant to operate the Facility for its Intended Use (together with any renewals or extensions thereof), accompanied by an Officer's Certificate certifying that copies of such licenses are accurate and complete in all material respects;

            (ii) true and complete copies of a report regarding the compliance of the Leased Property with all licenses, permits and authorizations necessary for the use thereof in accordance with its Intended Use;

            (iii) all Medicare and Medicaid certifications, together with provider agreements and all material correspondence relating thereto with respect to the Facility, if any (excluding, however, correspondence which may be subject to any attorney-client privilege);

            (iv) all reports or surveys, statements of deficiencies, plans of correction, and all material correspondence relating thereto, including, without limitation, all reports and material correspondence concerning compliance with or enforcement of licensure, Medicare/ Medicaid (if applicable), all accreditation requirements including physical environment and Life Safety Code survey reports (excluding, however, correspondence which may be subject to any attorney-client privilege);

            (v) such other confirmation as to the licensure and, if applicable, Medicare and Medicaid participation of Tenant as Landlord may reasonably request from time to time;

            (vi) as soon as available, and in any event within forty-five (45) days after the end of each calendar year and within thirty (30) days after the end of each calendar quarter with respect to the first three
      (3) quarters of each calendar year, unaudited financial statements prepared for such calendar year or calendar quarter, as the case may be, with respect to Tenant, including a balance sheet, operating statement, statement of cash flows and any interim adjustment ledger maintained by Tenant, if any, as of the end of such calendar year or calendar quarter, as applicable, each accompanied by an Officer's Certificate certifying that the information contained therein is true and correct in all material respects;

            (vii) within thirty (30) days after the end of each calendar month, an income statement for the Tenant, occupancy reports and a rent roll for the Facility (including the amounts paid by residents at the Facility); and

            (viii) any statements, reports and other information with respect to Tenant or the operation of the Leased Property required pursuant to any Facility Mortgage or otherwise reasonably requested by Landlord.

25.   Additional Covenants of Tenant.

      (a) Indebtedness of Tenant. Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any indebtedness except the following:

            (i) indebtedness of Tenant to Landlord or to Manager under the Management Agreement;

            (ii) indebtedness of Tenant for current taxes, assessments, governmental charges of levies, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Paragraph 26;

            (iii) unsecured borrowings from any Related Party (other than Landlord or its Affiliates) which are by their terms expressly subordinate to the payment and performance of Tenant's obligations under this Lease;

            (iv) indebtedness for purchase money financing of goods and services in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00), in the aggregate, incurred in the ordinary course of business, provided that any such indebtedness in excess of $250,000.00 incurred in the ordinary course of business shall be subject to Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed; or

            (v) unsecured trade payables incurred in the ordinary course of business.

      (b) Management of Leased Property; Joinder by Manager. Tenant shall not enter into or permit to exist any management agreement with respect to the Leased Property, or make any material modification of an approved management agreement, unless the terms thereof have been previously approved in writing by Landlord, which approval may be withheld in Landlord's reasonable discretion; provided, however, that Landlord hereby approves the terms of the Management Agreement. Notwithstanding the foregoing, and subject to the terms of any Facility Mortgage, Tenant may replace the Manager with a Affiliate of Guarantor without Landlord's consent, provided (i) Tenant provides Landlord with at least ten (10) Business Days prior written notice of the proposed replacement, (ii) the Management Agreement then in place does not change, but is assigned to any such replacement Manager, (iii) the replacement Manager executes an assignment and assumption agreement pursuant to which it agrees to be bound by all of the terms and provisions of the Management Agreement, and Tenant promptly delivers to Landlord copies thereof, (iv) the replacement Manager executes and delivers to Landlord the documentation required by the last sentence of this Paragraph 25(b), and (v) the resulting management agreement is subject to the manager termination provisions in Paragraph 28 of the Agreement Regarding Leases. Subject to the rights of any Facility Mortgagee, all management fees, payments in connection with any extension of credit and fees for services provided in connection with the operation of the Leased Property, payable by Tenant to Manager under the

Management Agreement are hereby subordinated to all of the obligations of Tenant due under this Lease, and Manager's consent to such subordination is evidenced by its joining into this Lease solely to acknowledge and agree to the subordination and the other terms and conditions set forth in this Paragraph 25(b). Upon replacement of the Manager in accordance with the terms of this Lease, Tenant shall, and shall cause the new Manager of the Leased Property to, execute (x) a Manager's Consent and Subordination of Property Management Agreement, in form and substance reasonably acceptable to Landlord and the new Manager, which shall provide that any fee relating to the management or operation of the Leased Property is and shall at all times remain subordinate to the payments of Rent hereunder and that such replacement agreement shall be subject to the termination provisions of Paragraph 28 of the Agreement Regarding Leases, and (y) a Manager's Consent and Subordination of Property Management Agreement, in form and substance reasonably acceptable to any applicable Facility Mortgagee and the new Manager, which shall provide that any fee relating to the management or operation of the Leased Property is and shall at all times remain subordinate to the payments under the Facility Mortgage.

      (c) Landlord Lien. In additional to any statutory landlord's lien and in order to secure payment of the Rent and all other sums payable hereunder by Tenant, and to secure payment of any loss, cost or damage which Landlord may suffer by reason of an Event of Default, Tenant hereby grants unto Landlord, to the maximum extent permitted by Applicable Law, a security interest in and express contractual lien upon Tenant's interest in all ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes and related electronic data processing) relating to the operation of the Facility and all proceeds therefrom, subject to any Permitted Encumbrances.

      (d) Capital Additions. Subject to the provisions of Paragraph 10(b) of the Agreement Regarding Leases, during each Lease Year of the Term, Tenant shall expend on Capital Additions made to the Facility an amount at least equal to the Minimum Capital Additions Amount. As used herein, the term "Minimum Capital Additions Amount" shall mean the product of (i) the number of units contained in the Facility multiplied by (ii) Four Hundred Fifty Dollars ($450) during the first Lease Year of the Term, as such amount shall be increased on the first day of each succeeding Lease Year of the Term in proportion to increases in the Consumer Index. The Minimum Capital Additions Amount may be adjusted from time to time based on the requirements of any Facility Mortgagee, provided any such provisions regarding the funding of capital replacement reserves under any future Facility Mortgage shall be in compliance with the requirements of Paragraph 54(b). In addition, Landlord and Tenant agree to review the Minimum Capital Additions Amount periodically (but in no event less than annually), to provide for the proper operation and maintenance of the Facility.

      (e) Capital Additions Reserve. Upon Landlord's written request or if otherwise required by any Facility Mortgagee, Tenant shall establish a reserve fund for the Minimum Capital Additions Amount (the "Capital Additions Reserve"), which reserve fund shall be held in Landlord's name or in the name of the Facility Mortgagee, if applicable, in an escrow account with a financial institution designated by Landlord or by the Facility Mortgagee, if applicable. If the Capital Additions Reserve is established, Tenant shall deposit therein one-twelfth (1/12th) of the Minimum Capital Additions Amount each month. All moneys deposited into the Capital Additions Reserve shall be maintained for the payment of, or reimbursement to Tenant for,

Capital Additions Costs (other than with respect to Landlord Capital Additions). Tenant shall convey, pledge and grant to Landlord or the Facility Mortgagee, as applicable, a security interest in the Capital Additions Reserve in order to secure Tenant's obligations to pay Rent and other charges under this Lease. Tenant shall cooperate with Landlord and the Facility Mortgagee, if applicable, in connection with perfecting any such security interest.

      (f) Operation of the Facility. Tenant shall operate the Facility in at least as high a standard of operation as the Facility is currently operated as of the date of this Lease.

26. Permitted Contests. Tenant shall have the right to contest the amount or validity of any Legal Requirement, Insurance Requirement, Lien, Imposition, charge or other claim (collectively, "Claims") as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (i) the foregoing shall in no way be construed as relieving, modifying or extending Tenant's obligation to pay any Claims as finally determined; (ii) such contest shall not cause Landlord to be in default under any Facility Mortgage; (iii) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss; and (iv) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Landlord in connection therewith or as a result thereof. Upon Landlord's request, Tenant shall either (x) provide a bond, title indemnity, endorsement or other assurance reasonably satisfactory to Landlord that all Claims which may be assessed against the Leased Property, together with all interest and penalties thereon, will be paid, or (y) deposit within the time otherwise required for payment with the Escrow Agent or another financial institution reasonably acceptable to Landlord, as security for the payment of such Claims, an amount sufficient to pay the same, together with interest and penalties in connection therewith and all Claims which may be assessed against or become a Claim on or with respect to the Leased Property, or any part thereof, in connection with any such contest. Tenant shall furnish Landlord with reasonable evidence of such deposit, title indemnity, endorsement or other assurance within five (5) Business Days after request therefor. Landlord agrees to join in such proceedings if required legally to prosecute such contest (and shall cooperate with Tenant's reasonable requests in connection therewith, at Tenant's sole cost and expense), provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith). Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord and for which Landlord has been fully reimbursed by Tenant. If Tenant shall fail (A) to pay any Claims promptly after such Claim is finally determined (with no further right of appeal), (B) to provide security therefor as provided in this Paragraph 26, or
(C) to prosecute any such contest diligently and in good faith, Landlord may, upon reasonable Notice to Tenant, pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand.

27. Notices of Commencement of Construction. If required by the laws of the Facility State or in the event permitted by the laws of the Facility State and Landlord so requests upon Tenant giving Notice to Landlord of its intended construction, and if Tenant reasonably contemplates construction of any work on the Leased Property will cost, in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000.00) or more for such project, prior to commencement by Tenant of any work on the Leased Property which shall have been previously permitted by

Landlord as provided in this Lease, Tenant shall record or file a notice of the commencement of such work (the "Notice of Commencement") in the land records of the county in which the Leased Property is located, identifying Tenant as the party for whom such work is being performed, stating such other matters as may be required by applicable law and requiring the service of copies of all notices, liens or claims of lien upon Landlord. Any such Notice of Commencement shall clearly reflect that the interest of Tenant in the Leased Property is that of a leasehold estate and shall also clearly reflect that the interest of Landlord, as the fee simple owner of the Leased Property [ground leasehold owner [PONCE DE LEON]], shall not be subject to mechanics or materialmen's liens on account of the work which is the subject of such Notice of Commencement. A copy of any such Notice of Commencement shall be furnished to and approved by Landlord (in Landlord's reasonable discretion) and its attorneys prior to the recording or filing thereof, as aforesaid.

28. Limitation on Liability of Landlord and Tenant. If Tenant is awarded a money judgment against Landlord, except, with respect to Paragraph 5 and Paragraph 35 of the Agreement Regarding Leases (to the extent to which Provident has agreed to be bound thereby pursuant to the express terms of the Agreement Regarding Leases), then Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against the Leased Property. In no event shall any trustee, stockholder, shareholder, member, manager, partner, employee, officer or beneficiary of Landlord be personally liable for the obligations of Landlord hereunder. Except to the extent provided in any Parent guaranty or indemnity, in no event shall any trustee, shareholder, member, guarantor, partner, employee, officer or beneficiary of Tenant or any Affiliate of Tenant be personally liable for any of the obligations of Tenant hereunder.

29.   "Net" Lease/No Impairment.

      (a) "Net" Lease. Landlord and Tenant acknowledge and agree that this Lease shall be and constitute what is generally referred to as a "triple net" or "absolute net" lease, such that Tenant shall be obligated hereunder to pay all costs and expenses howsoever incurred with respect to, and associated with, the Leased Property and the Facility, including, without limitation, all Impositions, utility charges, insurance costs, maintenance costs, replacement costs and repair and restoration expenses (all as more particularly herein provided).

      (b) No Affect or Impairment. The obligations of Tenant hereunder shall not be affected or impaired by reason of (a) any damage to, or destruction of, the Leased Property or any portion thereof, from whatever cause, or any Condemnation of the Leased Property or any portion thereof (except as otherwise expressly and specifically provided in Paragraph 17 or Paragraph
23), (b) the interruption or discontinuation of any service or utility servicing the Leased Property, (c) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any portion thereof, due to the interference with such use by any Person or eviction by paramount title, except as provided in Paragraph 33, (d) except as provided in Paragraph 22, any claim that Tenant has or might have against Landlord on account of any breach of warranty or default by Landlord under this Lease or any other agreement by which Landlord is bound, (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, (f) the revocation, suspension or non-renewal of any license, permit, approval or other authorization necessary for the use of the Facility for its Intended Use, or (g) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law. Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (i) to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) that would entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless otherwise expressly provided herein.

30.   Representations and Warranties.

      (a) Representations of Tenant. To induce Landlord to enter into this Lease, Tenant represents and warrants to Landlord as follows:

            (i) Status and Authority of Tenant. Tenant is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Tenant has all requisite power and authority to enter into and perform its obligations under this Lease and to consummate the transactions contemplated hereby, including such licensing as may be required for Tenant to lease and operate the Leased Property for the Intended Use. Tenant has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification.

            (ii) Action of Tenant. Tenant has taken all necessary action to authorize the execution, delivery and performance of this Lease, and this Lease constitutes the valid and binding obligation and agreement of Tenant, enforceable against Tenant in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

            (iii) No Violations of Agreements. To the best of Tenant's knowledge, except as permitted or contemplated by this Lease, the Facility Mortgage or the Bond Documents, neither the execution, delivery or performance of this Lease by Tenant, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Leased Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which Tenant is bound.

            (iv) Litigation. Tenant has received no written notice, and, to Tenant's knowledge, no action or proceeding is pending or threatened, which questions the validity of this Lease.

      (b) Representations of Landlord. To induce Tenant to enter into this Lease, Landlord represents and warrants to Tenant as follows:

            (i) Status and Authority of Landlord. Landlord is a duly organized, validly existing limited liability company and in good standing under the laws of the State of Delaware, and has all requisite power and authority under the laws of such state to enter into and perform its obligations under this Lease and, to consummate the transactions contemplated hereby. Landlord has duly qualified and is in good standing in each jurisdiction in which the nature of the business conducted by it required such qualification.

            (ii) Action of Landlord. Landlord has taken all necessary action to authorize the execution, delivery and performance of this Lease, and, upon the execution and delivery of this Lease by Landlord, this Lease shall constitute the valid and binding obligation and agreement of Landlord, enforceable against Landlord in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

            (iii) No Violations of Agreements. Neither the execution, delivery or performance of this Lease by Landlord, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in any creation of any lien, charge or encumbrance upon any of the property or assets of Landlord pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which Landlord is bound.

            (iv) Litigation. No investigation, action or proceeding is pending and, to Landlord's knowledge, no action or proceeding is threatened which questions the validity of this Lease or any action taken or to be taken pursuant hereto.

31. Notices. All notices, approvals, requests, consents and other communications ("Notices") given pursuant to this Lease shall be in writing and shall be deemed to have been duly given (i) when actually received if either (A) hand delivered or (B) sent by facsimile transmission, with evidence of receipt; (ii) two (2) days after the same was deposited in a regularly maintained receptacle for the deposit of United States mail, sent by registered or certified mail, postage and charges prepaid; or (iii) on the next Business Day if sent via a national overnight delivery service, addressed, in each case, as follows or at such other address as either party may specify from time to time at least five (5) days prior Notice to the other party of the changed address:

      If to Tenant:           BLC-________________, LLC
                              c/o Brookdale Living Communities, Inc.
                              330 North Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention:  R. Stanley Young
                              Telephone:  (312) 977-3720
                              Facsimile: (312) 977-3699
      with a copy to:         Brookdale Living Communities, Inc.
                              330 N. Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention:  General Counsel
                              Telephone: (312) 977-3760
                              Facsimile: (312) 977-3769

      and to:                 Douglas E. Wambach
                              Burke, Warren, MacKay & Serritella, P.C.
                              330 North Wabash Avenue, 22nd Floor
                              Chicago, Illinois 60611
                              Telephone:  (312) 840-7019
                              Facsimile:  (312) 840-7900

      If to Lease Guarantor:  Brookdale Provident Properties, LLC
                              c/o Brookdale Living Communities, Inc.
                              330 North Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention:  R. Stanley Young
                              Telephone:  (312) 977-3720
                              Facsimile:  (312) 977-3699

      with a copy to:         Brookdale Living Communities, Inc.
                              330 N. Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention:  General Counsel
                              Telephone:  (312) 977-3760
                              Facsimile:  (312) 977-3769

      and to:                 Douglas E. Wambach
                              Burke, Warren, MacKay & Serritella, P.C.
                              330 North Wabash Avenue, 22nd Floor
                              Chicago, Illinois 60611
                              Telephone:  (312) 840-7019
                              Facsimile:  (312) 840-7900

      If to Landlord:         PSLT-BLC ____________, LLC
                              c/o Fortress Investment Group
                              1251 Avenue of the Americas
                              16th Floor
                              New York, NY 10020
                              Attention:  Darryl Copeland, Jr.
                              Telephone:  (212) 798-6064
                              Facsimile:  (___) ___-____



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

      with a copy to:         Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                              New York, New York 10019
                              Attention:  Robert L. Golub, Esq.
                              Telephone:  (212) 839-5326
                              Facsimile:  (212) 839-5599

32. No Waiver. No course of dealing between Landlord and Tenant, or any delay or omission of Landlord or Tenant to insist upon a strict performance of any term or condition of this Lease shall be deemed a waiver of any right or remedy that such party may have, and shall not be deemed a waiver of any subsequent breach of such term or condition.

33. Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Rent and observing and keeping the covenants, agreements and stipulations of this Lease on its part to be kept, shall lawfully, peaceably and quietly hold, occupy and enjoy the Leased Property during the Term without hindrance, ejection or molestation. Landlord covenants and warrants that it is lawfully seized of the Leased Property and has good, right and lawful authority to enter into this Lease for the full term aforesaid, that the Leased Property is free and clear of all encumbrances that would prevent Landlord from having such right and authority and that Landlord will put Tenant in actual possession of the Leased Property on the Commencement Date.

34.   Intentionally deleted.

35. Subordination, Non-Disturbance and Attornment. If Landlord places any Facility Mortgage (other than an Existing Facility Mortgage) on the Leased Property (regardless of whether such Facility Mortgage is a Brookdale Requested Refinancing), Tenant agrees to enter into, execute and deliver promptly to the Facility Mortgagee a subordination, non-disturbance and attornment agreement substantially similar to the form attached hereto as Exhibit C or such other form as shall be reasonably acceptable to Landlord, Tenant and the applicable prospective Facility Mortgagee (the "Subordination Agreement") with any such Facility Mortgagee, which shall provide, among other things, that if the Facility Mortgagee or any other Person acquires title to the Leased Premises, so long as Tenant is not in default (beyond the expiration of any applicable notice and/or grace period) under this Lease, Tenant's possession and occupancy of the Leased Premises shall not be disturbed, and which Subordination Agreement shall acknowledge that (subject to the foregoing) this Lease, Tenant's interest hereunder and Tenant's leasehold interest in and to the Leased Property are junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to the lien of the applicable Facility Mortgage. If, within fifteen (15) days following Tenant's receipt of a written request by Landlord or the holder or proposed holder of any such Facility Mortgage, Tenant shall fail or refuse or shall have not executed any such Subordination Agreement, Tenant shall be in breach and default of its obligation to do so and of this Lease and Landlord shall be entitled thereupon to exercise any and all remedies available to Landlord pursuant to this Lease or otherwise provided by law.

36. Brokers. Each of Landlord and Tenant represent and warrant to the other that neither of them has engaged or contracted with any person, firm or entity to serve or act as a broker, agent or finder for the purpose of leasing the Leased Property, and that no broker's or real estate or other similar commissions or fees are or shall be due in respect of the transaction contemplated by this Lease. Each of Landlord and Tenant shall indemnify, defend and save harmless the other from and against any cost and expense, including reasonable attorney's fees, incurred by the other as a result of the untruth of any of the foregoing representations made by it. The terms of the Paragraph 36 shall survive the termination or expiration of this Lease.

37. Invalidity. If any provision of this Lease shall be declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect.

38. Counterparts. This Lease may be executed in two (2) or more counterparts, which taken together shall be deemed one (1) original.

39. Memorandum of Lease. The parties hereto agree not to record this Lease. The parties agree to execute and to record in the appropriate local registry, at Tenant's sole cost and expense, a Memorandum of Lease in the form attached hereto as Exhibit B.

40. Cumulative. All rights and remedies of Landlord and Tenant herein shall be cumulative and none shall be exclusive of any other or of any rights and remedies allowed by law.

41. Governing Law. Except as to matters regarding the internal affairs of Landlord and issues of or limitations on any personal liability of the members or managers of Landlord for obligations of Landlord, as to which the laws of the State of Delaware shall govern, this Lease shall be interpreted, construed, applied and enforced in accordance with the laws of the Facility State.

42. Successors and Assigns; Relationship. The covenants, terms, conditions, provisions, and undertakings in this Lease shall extend to and be binding upon the permitted successors, and assigns of the respective parties hereto, and shall be construed as covenants running with the land. This Lease creates and evidences a lease between Landlord and Tenant, and not a partnership, joint venture, or other type of ownership, inconsistent with a lease, and neither Landlord nor Tenant shall make any representation to the contrary.

43. Entire Agreement. Except for the terms and conditions of the Agreement Regarding Leases, this Lease and any exhibits attached hereto, contains the entire agreement and understanding between the parties with respect to the subject matter hereof. There are no oral understandings, terms, or conditions, and neither party has relied upon any representation, express or implied, with respect to the subject matter hereof not contained in this Lease or the Agreement Regarding Leases. All prior understandings, terms, or conditions with respect to the subject matter hereof are deemed merged in this Lease. This Lease cannot be changed or supplemented orally, but may be modified or amended only by a written instrument executed by the parties. Any disputes regarding the interpretation of any portion of this Lease shall not be presumptively construed against the drafting party.

44. Survival. Tenant's indemnity obligations herein, including, without limitation, those set forth in Paragraph 18(f) and Paragraph 19(c) shall survive termination of this Lease.

45. Estoppel Certificates. Each of Landlord and Tenant shall from time to time, within fifteen (15) Business Days after request by the other and without charge, give to any person, firm or corporation specified by the requesting party an estoppel certificate containing such matters with respect to this Lease as may be reasonably requested. If the estoppel certificate is not returned within such fifteen
(15) Business Day period, such party shall be deemed to have consented to the information contained therein as if it had executed such Estoppel Certificate and returned it to the requesting party.

46. Time. Time is of the essence in every particular of this Lease, including, without limitation, obligations for the payment of money.

47. Captions and Headings. The captions and headings in this Lease have been inserted herein only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of, or otherwise affect, the provisions of this Lease.

48. Waiver of Jury Trial. TO THE EXTENT ALLOWED BY APPLICABLE LAW, TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT
EITHER OF THEM OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD'S ACCEPTING THIS LEASE.

49. Signage. Tenant shall have the right to install signs containing Tenant's trade name and such other identification signs on the Leased Property as are permitted by applicable Legal Requirements. Tenant shall obtain all governmental permits, licenses and approvals necessary to erect such signs, and shall maintain such signs in good condition and repair, ordinary wear and tear excepted (subject to Tenant's obligations under clauses (ii) and (iii) of Paragraph 8(a)). Tenant shall not remove any identification signs without first obtaining Landlord's written consent, which shall not be unreasonably withheld or delayed.

50. Lease Guaranty. At the time of Tenant's execution of this Lease, Tenant shall obtain the execution of the guaranty agreement in the form of Exhibit D attached hereto (the "Lease Guaranty") by Lease Guarantor.

51.   Intentionally Omitted.

52. Public Offering Information; Delivery of Information. Tenant specifically agrees that Landlord (or Landlord's direct or indirect Parent) may include financial information and information concerning Tenant, Lease Guarantor, Guarantor and the operation of the Leased Premises that does not violate the confidentiality of the facility-resident relationship and the physician-resident privilege under applicable laws, in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of Landlord's (or Landlord's direct or indirect Parent's) securities or interests, and any other reporting requirements under applicable federal and state laws, including those of any successor to Landlord (or Landlord's direct or indirect Parent. Tenant agrees to provide such other reasonable information necessary with respect to Tenant, the Facility and the Leased Property to facilitate a private placement or a public offering or to satisfy the SEC or regulatory disclosure requirements. Tenant agrees to cause, at Landlord's sole cost and expense, Tenant's independent accountants to consent to the inclusion of their audit report issued with respect to such financial statements in any registration statement or other filing under federal and state laws and to provide the underwriters participating in any offering of securities or interests of Landlord (or Landlord's direct or indirect Parent) with a standard accountant's "comfort" letter with regard to the financial information of Tenant or the Leased Property included or incorporated by reference into any prospectus or other offering document. Tenant also agrees to make available to any underwriter participating in an offering of Landlord's (or Landlord's direct or indirect Parent's) securities or interests, and any attorney, accountant or other agent or representative retained by an underwriter (an "Inspector"), all financial and other records and pertinent corporate documents of Tenant as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Tenant's directors, officers and employees to supply all information requested by any such Inspector in connection with such offering. Prior to any submission or circulation of any such offering memoranda, prospectuses or similar publications, Landlord shall provide to Tenant copies such documents for the purpose of reviewing same. Upon request of Landlord, Tenant shall notify Landlord of any necessary corrections to information Landlord proposes to publish within a reasonable period of time (not to exceed three (3)
Business Days) after being informed thereof by Landlord.

53. Appraisal Procedure. If it becomes necessary to determine the Fair Market Lease Rate or the Fair Market Value of the Facility for any purpose of this Lease and the parties cannot agree thereon, such calculation shall be determined upon the written demand of either party in accordance with the following procedure:

            (i) The party requesting an appraisal, by Notice given within thirty (30) days after the date of the event that requires or permits such procedure, shall propose and unilaterally approve an appraiser licensed to perform MAI appraisals and experienced in the valuation of assisted living, independent living or skilled nursing facilities (a "Qualified Appraiser"). The other party, by Notice given within fifteen
      (15) days after receipt of such Notice appointing the first Qualified Appraiser, may appoint a second Qualified Appraiser. If the other party fails to appoint the second Qualified Appraiser within such fifteen (15) day period, such party shall have waived its right to appoint a Qualified Appraiser, and the first Qualified Appraiser shall make the sole determination of the Fair Market Lease Rate or the Fair Market Value.

            (ii) The selected Qualified Appraiser or Appraisers shall thereupon determine the Fair Market Lease Rate or the Fair Market Value, as the case may be. Each such Qualified Appraiser shall, within thirty
      (30) days following its appointment, submit its appraisal of such fair market value or fair market lease rate to each of Landlord and Tenant in writing, and if the amounts set forth in such appraisals vary by five percent (5%) or less of the greater value, the Fair Market Lease Rate or the Fair Market Value, as applicable, shall be determined by calculating the average of the two determinations by the two appraisers.

            (iii) If the fair market lease rate or the fair market value, as applicable, set forth in the two appraisals vary by more than five percent (5%) of the greater of the two values, the two Qualified Appraisers shall select a third Qualified Appraiser within an additional fifteen (15) days following the submittal of the last appraisal. If the two appraisers are unable to agree upon the appointment of a third appraiser within such fifteen (15) day period, either party may, upon written notice to the other, request that such appointment be made by the then President (or equivalent officer) of the Chapter of the American Institute of Real Estate Appraisers in the Facility State, or his or her designee or, if there is no such organization or if such individual declines to make such appointment, by any state or Federal court of competent jurisdiction for the Facility State.

            (iv) Within twenty (20) days following its selection, the third appraiser shall review the two (2) appraisals and select the appraisal that it determines most clearly reflects the fair market lease rate or the fair market value. The selected fair market lease rate or fair market value shall then be the Fair Market Lease Rate or the Fair Market Value, as the case may be.

            (v) In connection with the appraisal process, Tenant shall provide the appraisers full access during normal business hours to examine the Facility, the books, records and files of Tenant and all agreements, leases and other operating agreements relating to the Facility. The costs of each party's appraisal shall be borne by the selecting party and the cost of the third appraisal shall be shared equally. Upon determining such value, the appraisers shall promptly notify Landlord and Tenant in writing of such determination. The determination of the Qualified Appraisers made in accordance with the foregoing provisions shall be final and binding upon the parties, such determination may be entered as an award in arbitration in a court of competent jurisdiction, and judgment thereon may be entered.

54. Facility Mortgages.

      (a) Cooperation in Obtaining Replacement Facility Mortgages. Tenant agrees to reasonably cooperate with Landlord to assist Landlord in obtaining a Facility Mortgage with respect to Landlord's fee interest in the Leased Property [leasehold interest: Ponce de Leone]. Subject to the execution of a reasonably satisfactory confidentiality agreement, and provided there is no violation of (i) any security, health, safety, or confidentiality requirements of any Governmental Agency or imposed by applicable law or regulations and/or
(ii) Tenant's ordinary business practices and standard resident agreements, if any requiring Tenant to maintain the confidential nature of certain personal information relating to individual residents living in the Facility, Tenant agrees to provide such information as is reasonably requested by Landlord or any proposed Facility Mortgagee with respect to Tenant, Guarantor, the Facility or the operation of the Leased Property to facilitate in obtaining such Facility Mortgage. Tenant agrees to allow prospective Facility Mortgagees and their contractors and agents access to the property in connection with their due diligence and underwriting.

      (b) Compliance With Facility Mortgages. Tenant agrees to operate the Facility and to maintain the Facility and the Leased Property in a manner that complies in all material respects with the terms of any Facility Mortgage, provided the same do not conflict with the terms of this

Lease (subject to the penultimate sentence of this Paragraph 54(b)). Tenant shall make all deliveries of information with respect to the Leased Property available to Tenant and required under such Facility Mortgages and shall otherwise comply with the operational requirements in such Facility Mortgages, provided the same do not conflict with the terms of this Lease (subject to the penultimate sentence of this Paragraph 54(b)), including, without limitation, complying in all material respects with the insurance requirements (subject to the proviso in the penultimate sentence of this Paragraph 54(b)) and the financial reporting requirements. Tenant shall not have any right to approve the terms of any Facility Mortgage, and Landlord may enter into any Facility Mortgage as Landlord may determine in Landlord's sole and absolute discretion; provided, however, that Landlord agrees that the business terms, provisions and conditions contained in any Facility Mortgage (other than the Existing Facility Mortgage) shall be commercially reasonable in the then current market at the time that such Facility Mortgage is obtained and shall be reasonably consistent with the then current standards for similar-type financing transactions affecting similar types of properties (provided, however, that with respect to assessing whether the insurance requirements under the proposed Facility Mortgage satisfy the foregoing requirement, the standard set forth in Paragraph 18(a)(xiv) shall govern); provided, further, that in no event shall the terms of any Facility Mortgage increase the Base Rent payable hereunder or alter the payment schedule for Base Rent, and Tenant agrees that Tenant's obligation to comply with the terms of any such Facility Mortgage shall not be deemed to be in contravention or conflict with the terms of this Lease, even in cases where the Facility Mortgage imposes obligations that are greater than the obligations of Tenant under this Lease. Landlord shall deliver to Tenant drafts of all proposed new Facility Mortgage loan documents at least fifteen (15) Business Days prior to entering into same.

      (c) Escrow Reserve Accounts Under Facility Mortgages. For purposes of this Lease, any funds on deposit in any escrow reserve account required under any Facility Mortgage (other than any principal reserve funds) that were funded by Tenant in accordance with Tenant's obligations under this Lease shall be deemed to be the property of Tenant. If during the term, any Facility Mortgage is refinanced and the terms of the Facility Mortgage Refinancing do not require Landlord to establish escrows at the inception thereof, then any amounts then held in escrow reserve accounts (other than principal reserve accounts) shall be disbursed to Tenant, and any amounts then held in principal reserve accounts shall be disbursed to Landlord. Subject to Section 16, at the expiration of the Term, any funds on deposit in any escrow reserve account (other than any principal reserve account) that were funded by Tenant in accordance with Tenant's obligations under this Lease shall be promptly returned to Tenant.

55. Escrows Held by Facility Mortgagee. Tenant shall be responsible for funding the real estate tax, capital improvement reserve account, deferred maintenance reserve account and other property-related reserve accounts under any Facility Mortgage to the extent that such reserves are used to fund any of Tenant's obligations under this Lease; provided, however, that Tenant shall not in any event be required to fund deposits into any principal repayment reserve account. Subject to the terms of the existing Facility Mortgage, and provided no Event of Default has occurred and is continuing, Landlord shall cooperate with Tenant to make available to Tenant for use in accordance with the terms of the Facility Mortgage amounts held in escrow by the Facility Mortgagee pursuant to the Existing Facility Mortgage (or any replacement Facility Mortgagee therefor), excluding amounts on deposit in debt service reserve funds and amounts held as tenant security deposits, for the uses established therefor in accordance with the terms of the Facility

Mortgage (i.e., payment of taxes or insurance premiums; capital expenditures) and which are required to be performed by Tenant under this Lease. Tenant shall cooperate with Landlord in requesting the disbursement of such amounts from the Facility Mortgagee in accordance with the provisions of the Facility Mortgage, and shall promptly furnish to Landlord such documents and other evidence requested by the Facility Mortgagee in connection therewith.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have hereunto executed this Lease the day and year first above written.

                                    LANDLORD:
                                    --------

                                    PSLT-BLC ___________________, LLC,
                                    a Delaware limited liability company

                                    By:_______________________________
                                       Name:
                                       Title:

                                    TENANT:

                                    BLC-__________________, LLC,
                                    a Delaware limited liability company

                                    By:_______________________________
                                       Name:
                                       Title:

                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Manager hereby joins into this Property Lease Agreement for the limited purposes set forth in Paragraph 25(b):

MANAGER:
-------

BROOKDALE PROVIDENT MANAGEMENT, LLC,
a Delaware limited liability company

By:_______________________________
   Name:
   Title:

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                                   EXHIBIT B

                              MEMORANDUM OF LEASE

This instrument prepared by and
upon recordation return to:

__________________
__________________
__________________
__________________

______________________________________________________________________________

                              MEMORANDUM OF LEASE

      THIS MEMORANDUM OF LEASE (this "Memorandum") is made and entered into this ___ day of ___________, 2004 by and between PSLT-BLC ________________,
LLC, a Delaware limited liability company, with an address at c/o
____________________________ ("Landlord"), and BLC-______________, LLC a
Delaware limited liability company, with an address at c/o
___________________________________________________ ("Tenant").

                               WITNESSETH THAT:

      1. Landlord and Tenant entered into a Lease (the "Lease") effective as of the _____ day of __________________, 2004, for premises located at _____________________________, and more particularly described in Exhibit A attached hereto (the "Premises").

      2. The term of the Lease commences as of ________________, 2004, the date referred to therein as the Commencement Date, and shall terminate on _____________, 2019. The Lease contains two (2) ten (10) year renewal terms. The Lease may be terminated earlier pursuant to the terms of the Lease.

      3. This Memorandum shall apply with respect to Landlord, Tenant and each of their respective successors and permitted assigns. This Memorandum is not intended to modify the terms of the Lease and in the event of any ambiguity, the Lease shall control.

      4. Any notices required hereunder shall be directed to the parties shown on Exhibit B attached hereto and made a part hereof for all purposes.

      EXECUTED by the undersigned under seal with the intent that this instrument be an instrument under seal as of the day, month and year first above written.

                                         LANDLORD:
                                         --------

                                         PSLT-BLC _________________, LLC
                                         a Delaware limited liability company



___________________________________      By:____________________________
Witness                                     Name:
                                            Title:

___________________________________      [SEAL]
Witness

                                         TENANT:
                                         ------

                                         BLC-__________________, LLC
                                         a Delaware limited liability company


___________________________________      By:____________________________
Witness                                     Name:
                                            Title:

___________________________________      [SEAL]
Witness

                    [INSERT STATE SPECIFIC ACKNOWLEDGEMENT]

                                   EXHIBIT A
                            to Memorandum of Lease

                       Legal Description of the Premises

                                   EXHIBIT B
                            to Memorandum of Lease

                                    Notices

      If to Tenant:           BLC-________________, LLC
                              c/o Brookdale Living Communities, Inc.
                              330 North Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention:  R. Stanley Young
                              Telephone:  (312) 977-3720
                              Facsimile: (312) 977-3699

      with a copy to:         Brookdale Living Communities, Inc.
                              330 N. Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention:  General Counsel
                              Telephone: (312) 977-3760
                              Facsimile: (312) 977-3769

      and to:                 Douglas E. Wambach
                              Burke, Warren, MacKay & Serritella, P.C.
                              330 North Wabash Avenue, 22nd Floor
                              Chicago, Illinois 60611
                              Telephone:  (312) 840-7019
                              Facsimile:  (312) 840-7900

      If to Lease Guarantor:  Brookdale Provident Properties, LLC
                              c/o Brookdale Living Communities, Inc.
                              330 North Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention:  R. Stanley Young
                              Telephone:  (312) 977-3720
                              Facsimile:  (312) 977-3699

      with a copy to:         Brookdale Living Communities, Inc.
                              330 N. Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention:  General Counsel
                              Telephone:  (312) 977-3760
                              Facsimile:  (312) 977-3769
      and to:                 Douglas E. Wambach
                              Burke, Warren, MacKay & Serritella, P.C.
                              330 North Wabash Avenue, 22nd Floor
                              Chicago, Illinois 60611
                              Telephone:  (312) 840-7019
                              Facsimile:  (312) 840-7900

      If to Landlord:         PSLT-BLC ____________, LLC
                              c/o Fortress Investment Group
                              1251 Avenue of the Americas
                              16th Floor
                              New York, NY 10020
                              Attention:  Darryl Copeland Jr.
                              Telephone:  (212) 798-6064
                              Facsimile:  (___) ___-____

      with a copy to:         Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                              New York, New York 10019
                              Attention:  Robert L. Golub, Esq.
                              Telephone:  (212) 839-5326
                              Facsimile:  (212) 839-5599

                                   EXHIBIT C

                            Subordination Agreement
                                (See Attached)

                                   EXHIBIT D

                                LEASE GUARANTY
                                --------------


                                [See Attached]

                                  SCHEDULE 1

                          BASE FLOATING RATE INDEXES

Brookdale Living Communities, Inc.
Debt Listing as of March 31, 2004 (except as noted)
($ in 000's)



--------------------- ----------- ----------------------------------- -------- ------------

                       3/31/04                                                    Base
   Property Name       Balance                  Lender                 Index    Floating
                         1st                                                   Rate Index
--------------------- ----------- ----------------------------------- -------- ------------

Devonshire of Lisle   27,000 (1)  Tax exempt bonds - FHLMA Enhanced     BMA       1.00%
--------------------- ----------- ----------------------------------- -------- ------------

Devonshire of Lisle    6,000 (1)  Tax exempt bonds - FHLMA Enhanced     BMA       1.00%
--------------------- ----------- ----------------------------------- -------- ------------

Heritage of Des       32,000 (1)  Tax exempt bonds - FHLMA Enhanced     BMA       1.00%
Plaines
--------------------- ----------- ----------------------------------- -------- ------------

Edina Park Plaza          15,040  Tax exempt bonds - FHLMA Enhanced     BMA       1.00%
--------------------- ----------- ----------------------------------- -------- ------------

Berkshire of               4,793  LaSalle Bank                         LIBOR      1.12%
Castleton
--------------------- ----------- ----------------------------------- -------- ------------

Devonshire of         14,250 (1)  Taxable Bonds - LaSalle Bank         LIBOR      1.12%
Hoffman Estates                   Enhanced
                                                                      -------- ------------

                                                                       Prime      4.00%
--------------------- ----------- ----------------------------------- -------- ------------

Devonshire of              6,500  LaSalle Bank                         LIBOR      1.12%
Hoffman Estates (2)
                                                                      -------- ------------

                                                                       Prime      4.00%
--------------------- ----------- ----------------------------------- -------- ------------

The Willows                5,658  Bank Leumi                           LIBOR      1.12%
--------------------- ----------- ----------------------------------- -------- ------------


Notes
-----

(1) Excludes amounts on deposit in the principal fund.

(2) Loan closed May 13, 2004.

                                  SCHEDULE 2

                       ALLOCATED PORTIONS OF LEASE BASIS
                             (BROOKDALE PORTFOLIO)

-------------------------------------------------------------

        Property Name             Lease Basis Allocation
                                     ($ in thousands)
-------------------------------------------------------------

Devonshire of Lisle            $65,724
-------------------------------------------------------------

Heritage of Des Plaines        $56,771
-------------------------------------------------------------

The Hallmark                   $88,962
-------------------------------------------------------------

The Gables at Brighton         $9,179
-------------------------------------------------------------

The Springs of East Mesa       $22,256
-------------------------------------------------------------

Edina Park Plaza               $29,876
-------------------------------------------------------------

Hawthorn Lakes                 $35,559
-------------------------------------------------------------

Park Place                     $13,029
-------------------------------------------------------------

The Gables at Farmington       $33,258
-------------------------------------------------------------

The Classic at West Palm Beach $30,304
-------------------------------------------------------------

Brendenwood                    $25,902
-------------------------------------------------------------

The Kenwood at LakeView        $25,437
-------------------------------------------------------------

The Atrium of San Jose         $53,376
-------------------------------------------------------------

Chatfield                      $20,634
-------------------------------------------------------------

Ponce de Leon                  $23,262
-------------------------------------------------------------

Woodside Terrace               $63,662
-------------------------------------------------------------

River Bay Club                 $49,956
-------------------------------------------------------------

Berkshire of Castleton         $10,562
-------------------------------------------------------------

Devonshire of Hoffman Estates  $32,076
-------------------------------------------------------------

The Willows                    $9,466
-------------------------------------------------------------

Brookdale Place of San Marcos  $35,748
-------------------------------------------------------------

Total                          $735,000
-------------------------------------------------------------